Prospectus Supplement to Prospectus dated March 6, 2006
Advanta Business Card Master Trust
Issuing Entity
Advanta Business Receivables Corp.
Depositor
Advanta Bank Corp.
Sponsor and Servicer
AdvantaSeries Asset Backed Notes

	Class A(2006-A1) Notes		Class A(2006-A2) Notes
Initial Principal Balance	$200,000,000		$250,000,000
Interest Rate	5.15% per annum		One-Month LIBOR plus 0.02% per annum
Interest Payment Date	April 20, 2006, then monthly on the 20th		April 20, 2006, then monthly on the 20th
Expected Final Principal
Payment Date	November 20, 2007		February 20, 2009
Final Maturity Date	October 20, 2010		January 20, 2012
Price to Public	$199,932,260	(or 99.96613%)	$250,000,000	(or 100.00%)
Underwriting Discount	$400,000	(or 0.20000%)	$500,000	(or 0.20%)
Proceeds to Issuing Entity	$199,532,260	(or 99.76613%)	$249,500,000	(or 99.80%)
The Class A(2006-A1) and Class A(2006-A2) notes are each a separate tranche of AdvantaSeries Class A notes.
The notes will be paid from the assets of the issuing entity consisting primarily of receivables in a portfolio of MasterCard® and VISA® unsecured revolving business purpose credit card accounts and funds on deposit in a cash collateral account and a spread account.
Credit enhancement for the Class A(2006-A1) and Class A(2006-A2) notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes and the cash collateral account and the spread account.
We expect to issue your tranche of notes on or about March 15, 2006. We will deliver your notes in book-entry form.

You should consider carefully the risk factors beginning on page 11 in the prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.
This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Underwriters of the Class A(2006-A1) Notes and the Class A(2006-A2) Notes

Deutsche Bank Securities	Merrill Lynch & Co.
Lazard Capital Markets
March 7, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
     We provide information to you about your notes in two separate documents: (a) the prospectus, which provides general information, some of which may not apply to your series, class or tranche, and (b) this prospectus supplement, which describes the specific terms of your series, class or tranche.
     Whenever the information in this prospectus supplement is more specific than the information in the prospectus, you should rely on the information in this prospectus supplement.
     You should rely only on the information provided in this prospectus supplement and the prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.
     We include cross references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the prospectus provide the pages on which these captions are located.
     This prospectus supplement uses some defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-87 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 111 in the prospectus.
FORWARD-LOOKING STATEMENTS
     If and when included in this prospectus supplement and the prospectus or in documents incorporated herein or therein by reference, the words “expects,” “intends,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Any such statements, which may include statements contained in “Legal Proceedings” in this prospectus supplement, inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, environmental conditions, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. These forward-looking statements speak only as of the date of this prospectus supplement. Any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based is expressly disclaimed.

UNITED KINGDOM LEGEND
     This prospectus supplement and the prospectus and any other communication in connection with the offering and issuance of the notes may only be issued or passed on to a person of a kind described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or a person to whom this prospectus supplement and the prospectus or any other such communication may otherwise lawfully be issued or passed on, all such persons together being referred to as “relevant persons.” This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.
EUROPEAN ECONOMIC AREA LEGEND
     In relation to each member state of the European Economic Area (which is composed of the European Union, Norway and Liechtenstein) which has implemented the Prospectus Directive (as defined below), each referred to as a “Relevant Member State,” each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the “Relevant Implementation Date,” it has not made and will not make an offer of the Class A(2006-A1) notes or the Class A(2006-A2) notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A(2006-A1) notes or the Class A(2006-A2) notes, as applicable, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Class A(2006-A1) notes or the Class A(2006-A2) notes to the public in that Relevant Member State at any time:
     (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this section, the expression an “offer of the Class A(2006-A1) notes or the Class A(2006-A2) notes to the public” in relation to any Class A(2006-A1) notes or Class A(2006-A2) notes, as applicable, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A(2006-A1) notes or the Class A(2006-A2) notes, as applicable, to be offered so as to enable an investor to decide to purchase or subscribe the Class A(2006-A1) notes or the Class A(2006-A2) notes, as applicable, in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

CLASS A(2006-A1) NOTES TRANSACTION SUMMARY
     This Transaction Summary lists certain information concerning the Advanta Business Card Master Trust AdvantaSeries Class A(2006-A1) notes. Only the Class A(2006-A1) notes and the Class A(2006-A2) notes are offered by this prospectus supplement and the prospectus.

Issuing Entity:	Advanta Business Card Master Trust
Depositor:	Advanta Business Receivables Corp.
Sponsor:	Advanta Bank Corp.
Servicer:	Advanta Bank Corp.
Indenture Trustee:	Deutsche Bank Trust Company Americas
Owner Trustee:	Wilmington Trust Company
Clearance and Settlement: Primary Trust Assets:	DTC/Clearstream/Euroclear Receivables generated under unsecured revolving business purpose credit card accounts

AdvantaSeries Class A(2006-A1) Notes
Initial Principal Balance:	$200,000,000
Servicing Fee Rate:	2.0% per annum
Anticipated Ratings:
(Standard & Poor’s/Moody’s)*	AAA/Aaa
Credit Enhancement:	Subordination of Class B notes, Class C notes and Class D notes; shared cash collateral account; shared spread account
Class A(2006-A1) Note Interest Rate:	5.15% per annum
Interest Accrual Method:	30/360
Interest Payment Date:	Monthly on the 20th
First Interest Payment Date:	April 20, 2006
Expected Final Principal Payment Date:	November 20, 2007
Final Maturity Date:	October 20, 2010
Closing Date:	On or about March 15, 2006
Commencement of Accumulation
Period (subject to adjustment):	February 28, 2007
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Summary of Terms — Tax Status” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus

*	It is a condition to issuance of the Class A(2006-A1) notes that at least one of these ratings be obtained.

CLASS A(2006-A2) NOTES TRANSACTION SUMMARY
     This Transaction Summary lists certain information concerning the Advanta Business Card Master Trust AdvantaSeries Class A(2006-A2) notes. Only the Class A(2006-A1) notes and the Class A(2006-A2) notes are offered by this prospectus supplement and the prospectus.

Issuing Entity:	Advanta Business Card Master Trust
Depositor:	Advanta Business Receivables Corp.
Sponsor:	Advanta Bank Corp.
Servicer:	Advanta Bank Corp.
Indenture Trustee:	Deutsche Bank Trust Company Americas
Owner Trustee:	Wilmington Trust Company
Clearance and Settlement: Primary Trust Assets:	DTC/Clearstream/Euroclear Receivables generated under unsecured revolving business purpose credit card accounts

AdvantaSeries Class A(2006-A2) Notes
Initial Principal Balance:	$250,000,000
Servicing Fee Rate:	2.0% per annum
Anticipated Ratings:	AAA/Aaa
(Standard & Poor’s/Moody’s)*
Credit Enhancement:	Subordination of Class B notes, Class C notes and Class D notes; shared cash collateral account; shared spread account
Class A(2006-A2) Note Interest Rate:	One-Month LIBOR plus 0.02% per annum
Interest Accrual Method:	Actual/360
Interest Payment Date:	Monthly on the 20th
Interest Rate Index Reset Date:	2 London business days before each interest payment date
First Interest Payment Date:	April 20, 2006
Expected Final Principal Payment Date:	February 20, 2009
Final Maturity Date:	January 20, 2012
Closing Date:	On or about March 15, 2006
Commencement of Accumulation
Period (subject to adjustment):	May 31, 2008
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Summary of Terms — Tax Status” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus

*	It is a condition to issuance of the Class A(2006-A2) notes that at least one of these ratings be obtained.

Summary of Parties to the Transaction
and Key Operating Documents*

Advanta Bank Corp.
(Sponsor/Servicer/ Administrator)
Servicing of Receivables
Business Credit Card Receivables
Receivables Purchase Agreement
Advanta Business Receivables Corp.
(Depositor)
Administration of the Issuing Entity
Business Credit Card Receivables
Transfer and Servicing Agreement
Advanta Business Card Master Trust
(Issuing Entity)
Indenture
Wilmington Trust Company
(Owner Trustee)
AdvantaSeries Notes
Indenture Supplement
Deutsche Bank Trust Company Americas
(Indenture Trustee)
Class A Notes
Class B Notes
Class C Notes
Class D Notes
Terms Documents
AdvantaSeries Noteholders

*	This chart provides only a simplified overview of the relations between the key parties and operating documents to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

Summary of Terms
     This summary highlights selected information and does not contain all of the information that an investor needs to consider in making an investment decision. An investor should carefully read this entire document and the prospectus before purchasing any notes. References in this prospectus supplement to a class or tranche refer only to notes of the AdvantaSeries, unless the context otherwise requires.
Issuing Entity
     The notes will be issued by Advanta Business Card Master Trust, a Delaware common law trust, pursuant to a terms document, an indenture supplement and an indenture, each between the issuing entity and the indenture trustee.
     For additional information concerning the issuing entity, see “Transaction Parties — The Issuing Entity” in the prospectus.
Depositor
     Advanta Business Receivables Corp. is the depositor and the transferor of the credit card receivables to the issuing entity pursuant to the transfer and servicing agreement. Its principal place of business is 2215 B Renaissance Drive, Suite 5, Las Vegas, Nevada 89119. Its telephone number is (702) 966-4241. The depositor is a wholly-owned subsidiary of Advanta Bank Corp. See “Transaction Parties — The Depositor” in the prospectus.
Sponsor, Seller and Administrator
     Advanta Bank Corp., a Utah industrial bank, is the sponsor, the seller of the credit card receivables and the administrator of the issuing entity. For information concerning Advanta Bank Corp. as the sponsor, the seller and the administrator, see “Transaction Parties — The Sponsor” and “Transaction Parties — The Administrator” in the prospectus.
Servicer
     Advanta Bank Corp. is the servicer and will service the revolving business purpose credit card receivables for the issuing entity. For information concerning Advanta Bank Corp. as the servicer, see “Transaction Parties — The Servicer” in the prospectus.
Indenture Trustee
     Deutsche Bank Trust Company Americas, a New York banking corporation, is the indenture trustee under the indenture for the notes. Under the terms of the indenture, the role of the indenture trustee is limited. See “Transaction Parties — The Indenture Trustee” in the prospectus.
Owner Trustee
     Wilmington Trust Company, a Delaware banking corporation, is the owner trustee under the trust agreement for the issuing entity. Under the terms of the trust agreement, the role of the owner trustee is limited. See “Transaction Parties — The Owner Trustee” in the prospectus.
The Offered Notes
     Only the Class A(2006-A1) notes and the Class A(2006-A2) notes are offered by this prospectus supplement and the prospectus.
     The Class A(2006-A1) notes and the Class A(2006-A2) notes are part of a series referred to as the “AdvantaSeries.” The AdvantaSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class in the AdvantaSeries may consist of multiple tranches. The Class A(2006-A1) notes and the Class A(2006-A2) notes are each a separate tranche of the Class A notes.
     When the Class A(2006-A1) notes and the Class A(2006-A2) notes are issued, the issuing entity will also issue the Class D(2006-D1) notes. At issuance, the Class D(2006-D1) notes will be purchased by an affiliate of the sponsor, but may be sold at any time without prior notice to, review by or consent of any noteholder. The issuing entity has previously issued five tranches of Class A notes, two tranches of Class B notes, two tranches of Class C notes and three tranches of Class D notes, all of which are outstanding. Additional tranches, including additional tranches of Class A notes, may be issued by the issuing entity in the future. See “Summary of Terms — Other Interests in the Issuing Entity — Other Series, Classes and Tranches” and “Annex I: Advanta Business Card Master Trust Series, Classes and Tranches” in this prospectus supplement.
     AdvantaSeries notes of any class or tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes, amounts in the cash collateral account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus.
     Without regard to tranche, date of issuance or expected final principal payment date, the Class A notes are senior to the Class B notes, the Class B notes are senior to the Class C notes and the Class C notes are senior to the Class D notes.
     The expected final principal payment dates and final maturity dates of tranches of senior and subordinated classes in the AdvantaSeries may be different. Therefore, subordinated notes may have expected final principal payment dates and final maturity dates that are earlier than some or all of the senior notes of the AdvantaSeries. Subordinated notes generally will not receive any payment of principal before their final maturity date unless, after payment, the remaining outstanding subordinated notes, the cash collateral account and any other form of credit enhancement provide the required amount of credit enhancement for the senior notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.
     Interest
     The Class A(2006-A1) notes will bear interest at a rate of 5.15% per annum.
     Interest on the Class A(2006-A1) notes will begin to accrue on the closing date and will be calculated on the basis of a 360-day year and twelve 30-day interest periods.
     For each interest period, other than the first interest period, interest on the Class A(2006-A1) notes will be calculated as follows:

Outstanding principal balance of the Class A(2006-A1) notes on related record date	X	30 ——— 360	X	Class A(2006-A1) note interest rate

For the first interest period, interest on the Class A(2006-A1) notes will be $1,001,388.89.
     The Class A(2006-A2) notes will bear interest at a rate equal to one-month LIBOR as determined each month plus 0.02% per annum.
     The indenture trustee will determine one-month LIBOR for each interest period two London business days before the related interest period commences. A noteholder may obtain the Class A(2006-A2) note interest rate(s) for the current and the immediately preceding interest period by telephoning the indenture trustee at (800) 735-7777.
     Interest on the Class A(2006-A2) notes will begin to accrue on the closing date and will be calculated on the basis of a 360-day year and the actual number of days in the interest period.
     For each interest period, interest on the Class A(2006-A2) notes will be calculated as follows:

Outstanding principal balance of the Class A(2006-A2) notes on related record date	X	Number of days in interest period 360	X	Class A(2006-A2) note interest rate
     Each interest period begins on and includes an interest payment date and ends on but excludes the next interest payment date. However, the first interest period for the Class A(2006-A2) notes will begin on and include the closing date and end on but exclude April 20, 2006.
     Interest on the Class A(2006-A1) notes and Class A(2006-A2) notes will be paid on each interest payment date, which will be the 20th day of each month following the first interest payment date of April 20, 2006. If the 20th is not a business day, the interest payment date will be the following business day.
     The payment of required interest payments on a senior class of the AdvantaSeries is senior to the payment of required interest payments on subordinated classes of the AdvantaSeries. Generally, no payment of interest will be made on any Class B note until the required payment of interest has been made to the Class A notes. Generally, no payment of interest will be made on any Class C note until the required payment of interest has been made to the Class A notes and the Class B notes and the monthly servicing fee has been paid. Generally, no payment of interest will be made on the Class D notes until the required payment of interest has been made to the Class A notes and the Class B notes, the monthly servicing fee has been paid and the required payment of interest has been made to the Class C notes. See “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.
     Principal
     The outstanding principal balance of the Class A(2006-A1) notes is expected to be paid in full on November 20, 2007, which is the expected final principal payment date for the Class A(2006-A1) notes.
     The accumulation of collections of principal receivables is scheduled to begin at the close of business on February 28, 2007 for payment to the Class A(2006-A1) noteholders on its expected final principal payment date, but the accumulation of collections of principal receivables may begin at a later date under certain conditions.
     The outstanding principal balance of the Class A(2006-A2) notes is expected to be paid in full on February 20, 2009, which is the expected final principal payment date of the Class A(2006-A2) notes.
     The accumulation of collections of principal receivables is scheduled to begin at the close of business on May 31, 2008 for payment to the Class A(2006-A2) noteholders on its expected final principal payment date, but the accumulation of collections of principal receivables may begin at a later date under certain conditions.
     Principal on the Class A(2006-A1) notes and the Class A(2006-A2) notes may be paid earlier or later than such tranche’s expected final principal payment date. A noteholder will not be entitled to any premium for early or late payment of principal. If specified events known as pay out events occur, principal may be paid earlier than expected. If principal collections are less than expected or are collected more slowly than expected, then principal payments may be delayed.
     If the outstanding principal balance of the Class A(2006-A1) notes is not paid on its expected final principal payment date, then a pay out event will occur with respect to the Class A(2006-A1) notes and, subject to the principal payment rules described below under “Summary of Terms — Credit Enhancement,” and “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, available principal collections will continue to be used to pay principal on the Class A(2006-A1) notes until the notes are paid in full or until the final maturity date of October 20, 2010, whichever occurs first.
     If the outstanding principal balance of the Class A(2006-A2) notes is not paid on its expected final principal payment date, then a pay out event will occur with respect to the Class A(2006-A2) notes and, subject to the principal payment rules described below under “Summary of Terms — Credit Enhancement,” and “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, available principal collections will continue to be used to pay principal on the Class A(2006-A2) notes until the notes are paid in full or until the final maturity date of January 20, 2012, whichever occurs first.
     If the outstanding principal balance of the Class A(2006-A1) notes or the Class A(2006-A2) notes is not paid in full on such tranche’s expected final principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until the final maturity date of these notes.
     For more information about principal payments, see “Maturity Considerations,” “Description of Series and Tranche Provisions — Available Principal Collections,” “— Allocation to Principal Funding Sub-Accounts” and “— Final Payment of the Notes” in this prospectus supplement.
Denominations
     Beneficial interests in the Class A(2006-A1) notes and the Class A(2006-A2) notes may be purchased in minimum denominations of $5,000 and multiples of $1,000 in excess of that amount.
Adjusted Invested Amount
     The initial principal balance of the Class A(2006-A1) notes is $200,000,000.

     The initial principal balance of the Class A(2006-A2) notes is $250,000,000.
     The adjusted invested amount of a tranche of AdvantaSeries notes is based on the initial principal balance of that tranche minus:
•	investor charge-offs allocated to that tranche;
•	for subordinated classes, reductions in such tranche resulting from principal collections being used to pay required interest payments on senior notes;
•	for the Class C notes and the Class D notes, the amount of principal collections used to pay the monthly servicing fee;
•	the amount on deposit in the principal funding sub-account for that tranche; and
•	principal payments made on that tranche; plus
•	available finance charge collections used to reimburse reductions in that tranche’s adjusted invested amount due to:
–	prior investor charge-offs; or

–	for subordinated classes, the use of principal collections to pay required interest payments on senior notes or, for the Class C notes and Class D notes, to pay the monthly servicing fee; plus
•	if additional notes in a tranche are issued at a later date, the amount of the initial principal balance of the additional notes.
     If the adjusted invested amount of the Class A(2006-A1) notes is less than the outstanding principal balance of the Class A(2006-A1) notes, the principal of and interest on the Class A(2006-A1) notes may not be paid in full.
     If the adjusted invested amount of the Class A(2006-A2) notes is less than the outstanding principal balance of the Class A(2006-A2) notes, the principal of and interest on the Class A(2006-A2) notes may not be paid in full.
     For a more detailed discussion of adjusted invested amount, see “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement.
Credit Enhancement
     Credit enhancement for any series is for the benefit of that series only. A noteholder is not entitled to the benefits of any credit enhancement available to any series other than the AdvantaSeries. A noteholder is not entitled to the benefits of any credit enhancement available solely to any other class or tranche of the AdvantaSeries.
     Subordination
     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.

Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.
     Prior to the final maturity date, principal payments for tranches of subordinated notes will only be made if senior notes have received their required principal and interest payments on such date and those subordinated notes are no longer required to provide credit enhancement to senior notes. In general, each class of subordinated notes serves as credit enhancement for all of the senior notes, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes.
     If available finance charge collections and amounts in the spread account and the cash collateral account are not sufficient to pay required interest payments on the notes and to pay the monthly servicing fee, available principal collections, subject to specified limits, may be used to make those payments. If available principal collections are used to pay required interest payments on the notes, then the adjusted invested amount of the subordinated notes will be reduced. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If available principal collections are used to pay the monthly servicing fee, then the adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced.
     Likewise, investor charge-offs will be used first to reduce the adjusted invested amount of the subordinated notes. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If the adjusted invested amount of the Class B notes has been reduced to zero, then the adjusted invested amount of the Class A notes will be reduced.
     Reductions in the adjusted invested amount will result in a reduction in the total amount of collections of finance charge and administrative receivables and collections of principal receivables which are allocated to the AdvantaSeries and the amount which is available to pay required principal and interest payments on AdvantaSeries notes. As described above, other than on the final maturity date, if there are not sufficient funds to pay required principal and interest payments on all notes, then each class of senior notes will be paid its required amount before any amount is available to make payments on each class of subordinated notes.
     Cash Collateral Account
     A cash collateral account provides credit enhancement for all classes of AdvantaSeries notes. As a condition to the issuance of additional tranches of AdvantaSeries notes, the cash collateral account is required to be fully funded in an amount equal to the required cash collateral account amount. The required cash collateral account amount will equal generally the sum of (i) 2.25% multiplied by the adjusted outstanding principal balance of

AdvantaSeries notes plus (ii) 0.50% multiplied by the amounts on deposit in the principal funding sub-accounts. See “Description of Series and Tranche Provisions — Cash Collateral Account — Required Deposits to the Cash Collateral Account” in this prospectus supplement.
     Amounts on deposit in the cash collateral account will be used after application of available finance charge collections and amounts on deposit in the spread account to cover shortfalls in earnings on amounts on deposit in the principal funding account, interest shortfalls, shortfalls in the monthly servicing fee and any defaulted amounts in excess of available funds in the following priority:
•	shortfalls in earnings on amounts on deposit in the principal funding account,
•	shortfalls in required interest payments on the Class A notes,
•	shortfalls in required interest payments on the Class B notes,
•	shortfalls in the monthly servicing fee,
•	shortfalls in required interest payments on the Class C notes,
•	shortfalls in required interest payments on the Class D notes, and
•	AdvantaSeries defaulted amounts in excess of any available funds.
     A portion of the amount on deposit in the cash collateral account may also be available to pay principal on the final maturity date of the Class A(2006-A1) notes. See “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.
     A portion of the amount on deposit in the cash collateral account may also be available to pay principal on the final maturity date of the Class A(2006-A2) notes. See “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.
     Spread Account
     A spread account will also provide credit enhancement for all classes of AdvantaSeries notes. Initially, the spread account will not be funded. Deposits, if any are required, will be made to the spread account based on the quarterly excess spread percentage.
     The amount required to be on deposit in the spread account for any date of determination is equal generally to the product of (i) the required spread account percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches as of the close of business on the preceding day. However, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.
     The required spread account percentage will be determined as follows, subject to certain exceptions described in “Description of Series and Tranche Provisions — Spread Account” in this prospectus supplement:

		then, the
If the quarterly		required
excess spread		spread
percentage is		account
greater than or	and less	percentage
equal to	than	will equal:
4.50%	––	0.00%
4.00%	4.50%	1.00%
3.50%	4.00%	2.00%
3.00%	3.50%	2.50%
2.00%	3.00%	3.00%
0.00%	2.00%	4.00%
––	0.00%	17.75%
          Upon the issuance of each tranche of AdvantaSeries notes, an amount will be deposited into the spread account, if necessary, to maintain the current ratio of the amount on deposit in the spread account to the required spread account amount, determined immediately prior to that tranche’s issuance. If the amount required to be on deposit in the spread account is more than zero, deposits to the spread account will be made each month from available finance charge collections up to the required spread account amount as described in this prospectus supplement under “Description of Series and Tranche Provisions — Spread Account — Required Deposits to the Spread Account.”
          Amounts on deposit in the spread account will be used after application of available finance charge collections to cover interest shortfalls, shortfalls in the monthly servicing fee and defaulted amounts in excess of any available funds in the following priority:
•	shortfalls in required interest payments on the Class A notes,

•	shortfalls in required interest payments on the Class B notes,

•	shortfalls in the monthly servicing fee,

•	shortfalls in required interest payments on the Class C notes,

•	shortfalls in required interest payments on the Class D notes, and

•	AdvantaSeries defaulted amounts in excess of any available funds.
          A portion of the amount on deposit in the spread account, if any, may also be used to pay principal on the final maturity date of the Class A(2006-A1) notes. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement.
          A portion of the amount on deposit in the spread account, if any, may also be used to pay principal on the final maturity date of the Class A(2006-A2) notes. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement.
          Amounts on deposit in the spread account in excess of the required spread account amount will be withdrawn and deposited in the cash collateral account to the extent the amount on deposit in the cash collateral account is less than the required cash collateral account amount and otherwise released to the holder of the transferor beneficial interest.
Required Subordinated Amount and Conditions to Issuance
          The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. In order to issue any Class A notes, Class B notes or Class C notes of the

AdvantaSeries, the following conditions with respect to the required subordinated amount of senior notes must be satisfied after giving effect to that new issuance:
•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,

•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and

•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.
          Class A Required Subordinated Amount
          The Class A required subordinated amount is equal generally to the product of (x) 21.5805% and (y) the adjusted outstanding principal balance of the Class A notes.
          Class B Required Subordinated Amount
          The Class B required subordinated amount is equal generally to the product of (x) 8.9918% and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.
          Class C Required Subordinated Amount
          The Class C required subordinated amount is equal generally to the product of (x) 3.6269% and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.
          For any date of determination on or after the occurrence and during the continuation of a pay out event, the required subordinated amount for the Class A notes, Class B notes or Class C notes will be the greater of the amount determined in the related definition above for such date of determination and the amount determined above on the date immediately prior to the occurrence of such pay out event.
          The issuing entity may change the above required subordinated amount percentages, the required subordinated amount for any class of AdvantaSeries notes or the methodology of computing the required subordinated amount, or may substitute another form of credit enhancement for the subordination structure in order to provide senior AdvantaSeries notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuing entity must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes. See “Description of Series and Tranche Provisions — Required Subordinated Amount and Conditions to Issuance” in this prospectus supplement.
          See the following page for an example of the calculation of the Class A required subordinated amount.

Example: Calculation of the Class A Required Subordinated Amount
          The following summarizes the AdvantaSeries required subordinated amounts.

(1)	Represents the AdvantaSeries capital structure, based on the required subordinated amount necessary for each class.
          The required subordinated amount for a class is calculated as the product of the applicable required subordinated percentage and the adjusted outstanding principal balance of that class and any senior classes.

(2)	Sample structure for illustrative purposes only. The excess subordinated amount represents the amount of subordinated notes that can support future issuance of senior notes or be paid without creating a deficiency in required subordination for senior notes. There is no assurance that any AdvantaSeries tranche will benefit from excess subordinated notes.
          For example, the required subordinated amount for the $100 million Class A notes above is calculated as the product of the Class A required subordinated percentage and the aggregate adjusted outstanding principal balance of the Class A notes, or the product of:
–	Class A required subordinated percentage, or 21.5805%, and

–	Class A notes, or $100 million,
     which equals $21.58 million combined amount of Class B notes, Class C notes and Class D notes.

Principal Payments on Subordinated AdvantaSeries Notes
          Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.
          Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,
–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.
          Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,
–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

–	the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.
          See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.
Other Interests in the Issuing Entity
          Other Series, Classes and Tranches
          The issuing entity has issued other series secured by its assets and may issue other series secured by its assets from time to time in the future. The issuing entity has in the past issued and expects in the future to issue other classes and tranches that are a part of the AdvantaSeries. Other classes and tranches of AdvantaSeries notes have and are expected in the future to have different interest rates, interest payment dates, expected final principal payment dates, final maturity dates and other characteristics. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus.
          The indenture permits the depositor to cause the owner trustee, on behalf of the issuing entity, to issue one or more additional series, classes or tranches and to designate all principal terms of those series, classes or tranches. Each class in the AdvantaSeries may consist of multiple tranches. A tranche may be issued on any date so long as there is sufficient credit enhancement, in the form of subordinated notes, the cash collateral account, the spread account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus. A summary of the issuing entity’s outstanding series, classes and tranches is in “Annex I: Advanta Business Card Master Trust Series, Classes and Tranches” at the end of this prospectus supplement.
          The issuance of future series, classes and tranches will occur without prior notice to, review by or consent of any noteholder.
          The Transferor Beneficial Interest
          The transferor beneficial interest represents the residual interest in the trust portfolio.
          The transferor beneficial interest is the interest in the issuing entity not securing the AdvantaSeries or any other series and is owned by the depositor. The depositor may sell all or a portion of its interest in the transferor beneficial interest. The transferor beneficial interest does not provide credit enhancement for the AdvantaSeries or any other series.
The Receivables
          The primary assets of the issuing entity are receivables in MasterCard®* and, to a lesser extent, VISA®* revolving business purpose credit card accounts. Total receivables consist of principal receivables and finance charge and administrative receivables.
          The following trust portfolio information and the tables under “The Trust Portfolio” in this prospectus supplement are as of January 31, 2006 and include accounts designated to the trust on February 21, 2006, the receivables of which were conveyed to the trust, as if they were part of the trust as of the close of business on January 31, 2006:
•	the total receivables in the trust portfolio was $3,770,476,232, and
•	the number of relationships represented by the accounts designated to and remaining in the trust portfolio was 1,054,097.
          For more information, see “The Trust Portfolio” in this prospectus supplement.
Allocations of Collections
          The servicer will collect payments on the receivables and will deposit those collections into an account for the benefit of the noteholders of all series. It will keep track of collections of finance charge and administrative receivables and collections of principal receivables.
          Each month, the servicer will allocate collections received among:
•	the AdvantaSeries;
•	other series outstanding; and
•	the transferor beneficial interest.
     The amount allocated to the AdvantaSeries will be determined based mainly upon the size of the adjusted invested amount of AdvantaSeries notes

*	MasterCard® and VISA® are federally registered service marks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

compared to the total amount of principal receivables in the issuing entity. Upon the issuance of the Class A(2006-A1) notes, the Class A(2006-A2) notes and the Class D(2006-D1) notes, the adjusted invested amount of the AdvantaSeries on such date will be $1,995,000,000.
          A noteholder is entitled to receive payments of interest and principal primarily from collections of receivables and other issuing entity assets allocated to the AdvantaSeries, including funds on deposit in the cash collateral account and the spread account. If the adjusted invested amount of the AdvantaSeries declines, amounts allocated and available for payment to a noteholder may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see “Description of Series and Tranche Provisions — Available Finance Charge Collections,” “— Available Principal Collections” and “— Allocation Percentages” in this prospectus supplement.
Application of Collections
          Available Finance Charge Collections
          On each payment date, the servicer will direct the indenture trustee to apply available finance charge collections allocated to the AdvantaSeries in the following priority:
•	to pay required interest payments on the Class A notes;
•	to pay required interest payments on the Class B notes;
•	to pay the monthly servicing fee;
•	to pay required interest payments on the Class C notes;
•	to pay required interest payments on the Class D notes;
•	to cover any AdvantaSeries defaulted amount;
•	to cover any adjusted invested amount deficits of all AdvantaSeries notes;
•	to make any required deposits to the cash collateral account;
•	to make any required deposits to the spread account;
•	to make any other payment or deposit required for any class or tranche of AdvantaSeries notes;
•	to be treated as excess finance charge collections for allocation to other series in group one; and
•	to make any other payment or deposit required for any class or tranche of notes and then to the holders of the transferor beneficial interest.
          For a more detailed description of these applications, see “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.
          Available Principal Collections
          On each payment date, the servicer will direct the indenture trustee to apply available principal collections allocated to the AdvantaSeries in the following priority:
•	to pay required interest payments on the Class A notes, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay required interest payments on the Class B notes, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;
•	to pay the monthly servicing fee, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;
•	to pay required interest payments on the Class C notes, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;
•	to make any required deposits to the principal funding sub-accounts of the relevant classes and tranches in the following order: first, to the Class A notes; second, to the Class B notes; third, to the Class C notes; and fourth, to the Class D notes;
•	to be treated, to the extent needed, as shared principal collections for allocation to other series in group one;
•	to make any required deposits to the excess funding account; and
•	to the holders of the transferor beneficial interest.
          See “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement.
          The amount required to be deposited into the principal funding sub-account for the Class A(2006-A1) notes or the Class A(2006-A2) notes, as applicable, on any payment date will be:
•	during the revolving period for the Class A(2006-A1) notes, zero and, during the revolving period for the Class A(2006-A2) notes, zero;
•	during the accumulation period for the Class A(2006-A1) notes, an amount equal to the accumulation deposit amount for such notes for the related monthly period and, during the accumulation period for the Class A(2006-A2) notes, an amount equal to the accumulation deposit amount for such notes for the related monthly period;
•	during an early amortization period for the Class A(2006-A1) notes, an amount equal to the Class A(2006-A1) adjusted invested amount as of the close of business on the last day of the preceding monthly period with respect to the Class A(2006-A1) notes and, during an early amortization period for the Class A(2006-A2) notes, an amount equal to the Class A(2006-A2) adjusted invested amount as of the close of business on the last day of the preceding monthly period with respect to the Class A(2006-A2) notes; and
•	during a coverage funding period affecting the Class A(2006-A1) notes or the Class A(2006-A2) notes, any required amounts as described in “Description of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes” in this prospectus supplement.
          On the earlier of (x) the expected final principal payment date or (y) the first payment date following the commencement of any early amortization period, amounts on deposit in the principal funding sub-account will be paid to the noteholders.
          During an early amortization period, available principal collections allocated to the Class A(2006-A1) notes for each payment date will be distributed to the paying agent for payment to the noteholders of such tranche until such tranche has been paid in full.
          During an early amortization period, available principal collections allocated to the Class A(2006-A2) notes for each payment date will be distributed to the paying agent for payment to the noteholders of such tranche until such tranche has been paid in full.
          For subordinated notes, the deposits or payments of principal described above may be limited if those notes are required to provide credit enhancement for senior classes of notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.
          For a more detailed description of these applications, see “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement.
Excess Cash Flows
          The holder of the transferor beneficial interest receives the excess available finance charge collections and available principal collections. The depositor owns the transferor beneficial interest.
Pay Out Events
          If a pay out event with respect to all notes of all outstanding series, all of AdvantaSeries notes only or the Class A(2006-A1) notes and the Class A(2006-A2) only occurs, an early amortization period for the Class A(2006-A1) notes and the Class A(2006-A2) notes will begin. Pay out events that affect all AdvantaSeries notes include:
•	the depositor fails to make required payments or deposits or violates other covenants or agreements;
•	representations and warranties of the depositor or information provided by the depositor is materially incorrect; or
•	for any month, the average of the excess spread amounts for the three preceding monthly periods is less than the required excess spread amount for that month.
     If a pay out event with respect to Class A(2006-A1) only occurs, an early amortization period for Class A(2006-A1) will begin. Pay out events that affect the Class A(2006-A1) notes include:
•	an event of default and acceleration of the Class A(2006-A1) notes occurs; or
•	if the outstanding principal balance of the Class A(2006-A1) notes is not paid on its expected final principal payment date.
          If a pay out event with respect to Class A(2006-A2) only occurs, an early amortization period for Class A(2006-A2) will begin. Pay out events that affect the Class A(2006-A2) notes include:
•	an event of default and acceleration of the Class A(2006-A2) notes occurs; or

•	if the outstanding principal balance of the Class A(2006-A2) notes is not paid on its expected final principal payment date.
          These pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. There are additional pay out events, referred to as trust pay out events, that apply to all series issued by the issuing entity. These trust pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in the prospectus supplement and “Description of the Notes — Pay Out Events” in the prospectus.
Events of Default
          The Class A(2006-A1) notes and the Class A(2006-A2) notes are subject to specified events of default described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture —Events of Default; Rights upon Event of Default” in the prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal on the final maturity date. The failure to pay principal of the Class A(2006-A1) notes or the Class A(2006-A2) notes or of any other tranche or class will constitute an event of default with respect to the affected tranche or class only.
          For a more detailed description of the rights and remedies of the indenture trustee and the noteholders upon an event of default, see “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the prospectus.
Representations and Warranties
          See “Description of the Notes — Representations and Warranties” in the prospectus for a description of representations and warranties that are made by the depositor in connection with an issuance of notes and the remedy available for breach of these representations and warranties.
Addition or Removal of Receivables
          See “The Trust Portfolio — Addition of Trust Portfolio Assets” in the prospectus for a description of the circumstances permitting and the procedure for the depositor to designate additional accounts, the receivables of which will be transferred to the issuing entity. In certain circumstances, receivables may be removed from the issuing entity as described under “The Trust Portfolio — Removal of Accounts” in the prospectus.
Optional Redemption
          The servicer has the option to redeem the notes when the outstanding principal balance of a tranche has been reduced to 10% or less of the tranche’s highest outstanding principal balance. Notes subject to redemption will be redeemed at par and without premium. See “Description of the Notes — Final Payment of Principal; Termination” in the prospectus. The servicer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.
Servicing Compensation
          The share of the servicing fee payable to the servicer and allocable to the AdvantaSeries for any payment date is referred to as the AdvantaSeries monthly servicing fee. The servicer will receive the AdvantaSeries monthly servicing fee on each payment date equal to one-twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date minus (ii) the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that month. However, for the first payment date after the issuance of the Class A(2006-A1) notes and the Class A(2006-A2) notes, the monthly servicing fee related to the Class A(2006-A1) notes and the Class A(2006-A2) will equal $400,000. See “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.
Group One
          The AdvantaSeries is a part of group one, and may share collections of finance charge and administrative receivables and collections of principal receivables in specified circumstances. See “Description of Series and Tranche Provisions — Excess Finance Charge Collections” and “— Shared Principal Collections” in this prospectus supplement.
Registration, Clearance and Settlement
          The Class A(2006-A1) notes and the Class A(2006-A2) notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, a noteholder will not receive a definitive instrument representing the notes. See “Description of the Notes — Definitive Notes” in the prospectus.
          A noteholder may elect to hold the Class A(2006-A1) notes or Class A(2006-A2) notes through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme, or the Euroclear System, in Europe.
          Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “Description of the Notes — Book-Entry Registration” in the prospectus.
Tax Status
          Subject to important considerations described under “Federal Income Tax Consequences” in the prospectus, McKee Nelson LLP, as special tax counsel to the issuing entity, is of the opinion that under existing law the Class A(2006-A1) notes and the Class A(2006-A2) notes will be characterized as debt for federal income tax purposes and that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By accepting a Class A(2006-A1) note or a Class A(2006-A2) note or beneficial interest therein, a noteholder or note owner agrees to treat the notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the prospectus for additional information concerning the application of federal income tax laws.
ERISA Considerations
          Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the prospectus, the Class A(2006-A1) notes and the Class A(2006-A2) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing a Class A(2006-A1) note or a Class A(2006-A2)

note on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of a Class A(2006-A1) note or a Class A(2006-A2) note could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.
Note Ratings
          The issuing entity will issue the Class A(2006-A1) notes and the Class A(2006-A2) notes only if each note is rated at issuance at least “AAA” or “Aaa” or its equivalent by at least one nationally recognized rating agency.
          Other tranches of Class A notes may have different rating requirements from the Class A(2006-A1) notes and the Class A(2006-A2) notes.
          A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its final maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by a pay out event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.
          See “Risk Factors — Securities Market Risk — The rating assigned to the notes is limited” in the prospectus.
Exchange Listing
          An application to list the Class A(2006-A1) notes or the Class A(2006-A2) notes on the Luxembourg Stock Exchange may be made, but there is currently no plan to do so. Upon any application made to the Luxembourg Stock Exchange, there can be no guarantee that the application for the listing will be accepted or that if accepted, such listing will be maintained.

The Trust Portfolio
     The receivables conveyed to the issuing entity arise in accounts selected from the Advanta Business Card Portfolio at the time the issuing entity was established, and in additional accounts selected and designated to the issuing entity since that time, on the basis of criteria described in the transfer and servicing agreement, referred to as the “trust portfolio.”
     If certain conditions are satisfied, the depositor has the right to designate additional accounts to the trust portfolio and to transfer to the trust portfolio all receivables of those additional accounts, whether the receivables already exist or arise after the designation. For a discussion of these conditions, see “The Trust Portfolio — Addition of Trust Portfolio Assets” in the prospectus. In addition, the depositor is required to transfer receivables in additional accounts to the trust portfolio (a) if as of the last business day of any calendar month, the total amount of principal receivables in the trust portfolio is less than the required minimum amount of principal receivables, or (b) if the average transferor interest for the immediately preceding thirty consecutive calendar days is less than the required transferor interest.
     The depositor also has the right to designate accounts to be removed from the trust portfolio and to require the indenture trustee to transfer all receivables in the removed accounts to the depositor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see “The Trust Portfolio — Removal of Accounts” in the prospectus.
     The composition of the trust portfolio is expected to change over time as a result of the designation of new accounts and the possible removal of accounts, among other things. Neither the sponsor nor the depositor is required to notify investors of changes to the trust portfolio. See “The Trust Portfolio” in the prospectus.
     Non-performing accounts were not included in the trust portfolio at the formation of the trust nor have they been nor will they be included in any account addition. The depositor currently considers an account to be non-performing if its receivables have been charged off, or determined to be fraudulent, or if its card or supplemental cards have been reported as lost or stolen. While non-performing accounts will not be included in an account addition, the depositor expects that some accounts will become non-performing after inclusion in the trust portfolio. To the extent an account is non-performing, the depositor and the servicer will treat the receivable balance on that account as a zero balance, for all purposes, including in all disclosures about the trust portfolio. Less than 20% of the issuing entity’s receivables, by outstanding principal balance, at the time of the initial issuance of any series or tranche publicly offered by means of the prospectus, will be thirty or more days delinquent. The servicer considers an account delinquent if the minimum payment due is not received before the next statement date.
     For additional information regarding the accounts designated to the trust portfolio, see “The Sponsor’s Business Credit Card Activities” in the prospectus.

Delinquency and Loss Experience
     The following tables set forth the delinquency and loss experience for the trust portfolio for each of the periods shown.
     The future delinquency and loss experience for the receivables in the trust portfolio may be different from the historical experience of the trust portfolio set forth below.
Trust Portfolio
Delinquency Experience
(dollars in thousands)

As of January 31, 2006
Total Receivables(1):	$3,667,116
Total Relationships:	1,033,024

				Percentage of
		Percentage of	Number of	Number of
Number of Days Delinquent	Delinquent Amount	Total Receivables	Relationships	Relationships
30 to 59 days	$34,984	0.95%	3,807	0.37%
60 to 89 days	25,538	0.70	2,474	0.24
90 to 119 days	19,918	0.54	1,968	0.19
120 to 149 days	16,267	0.44	1,470	0.14
150 to 179 days	14,559	0.40	1,327	0.13
180 days or more	0	0.00	0	0.00

TOTAL (30+ days past due)	$111,266	3.03%	11,046	1.07%

	As of December 31,
	2005	2004	2003	2002	2001
Total Receivables(1):	$3,637,593	$3,223,773	$2,861,546	$2,502,104	$2,023,070

	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total
Number of Days Delinquent	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables
30 to 59 days	$32,031	0.88%	$36,123	1.12%	$48,118	1.68%	$44,119	1.76%	$38,320	1.89%
60 to 89 days	27,768	0.76	34,001	1.06	37,150	1.30	33,643	1.35	30,089	1.49
90 to 119 day	20,561	0.57	25,526	0.79	33,098	1.15	29,850	1.19	24,420	1.21
120 to 149 days	15,232	0.42	21,127	0.66	26,877	0.94	25,023	1.00	20,968	1.04
150 to 179 day	15,000	0.41	18,435	0.57	26,858	0.94	25,849	1.03	20,150	0.99
180 or more days	0	0.00	0	0.00	0	0.00	0	0.00	365	0.02

TOTAL (30+ days past due)	$110,592	3.04%	$135,212	4.20%	$172,101	6.01%	$158,484	6.33%	$134,312	6.64%

(1)	Total receivables consists of all amounts due from cardholders as posted to the accounts as of the date shown, including principal receivables and finance charge and administrative receivables.

Trust Portfolio
Loss Experience
(dollars in thousands)

	One Month
	Ended
	January 31,		Year Ended December 31,
	2006		2005	2004	2003	2002	2001
Average Receivables Outstanding(1)	$3,652,355		$3,369,282	$3,073,963	$2,737,881	$2,142,638	$1,837,611
Gross Principal Losses(2)	15,272		225,095	232,702	240,973	211,319	152,782
Recoveries	1,083		28,330	25,820	19,771	18,990	11,155

Net Principal Losses(3)	$14,189		$196,765	$206,882	$221,202	$192,329	$141,627

Net Principal Losses as a Percentage of Average Receivables Outstanding	4.66	%(4)	5.84%	6.73%	8.08%	8.98%	7.71%

(1)	Average Receivables Outstanding for each indicated period is calculated as the weighted average of beginning and ending monthly balances for each month in such periods and includes principal and finance charge and administrative receivables.

(2)	Gross Principal Losses includes charge-offs of principal only, net of fraud.

(3)	Net Principal Losses are calculated as Gross Principal Losses less recoveries.

(4)	Annualized.
     For a discussion of the servicer’s charge-off policies, see “Transaction Parties — The Servicer — Collections and other Servicing Procedures” in the prospectus.
Delinquency and Loss Trends
     The sponsor believes that the declining delinquency rates in the trust portfolio since 2001 are attributable to overall economic conditions in the United States, improvements in the management of collections activities relating to the receivables, a shift to targeting higher credit quality borrowers and the growth of the trust portfolio.
     In the months of September, October and November 2005 the number of bankruptcy filings the servicer received was significantly higher than average, as borrowers rushed to file their petitions before the new bankruptcy law took effect on October 17, 2005. The servicer estimates that the increase in bankruptcy petition filings principally reflected an acceleration of losses that otherwise would have occurred in later periods. Consequently, the trust portfolio experienced an increase of defaulted amounts in the fourth quarter of 2005, especially during the December 2005 monthly period, as a result of the increase in the number of customers filing for bankruptcy protection. This increase in defaulted amounts resulted in a decline in excess spread in the fourth quarter in general, and for the December 2005 monthly period in particular. However, no individual series, class or tranche experienced an early amortization event and, based on the current levels of excess spread, financial projections and other considerations, the servicer does not expect any individual series, class or tranche to experience an early amortization event. The defaulted amounts for the January 2006 monthly period are significantly lower than those experienced during the December 2005 monthly period.
     The U.S. Bankruptcy Code, as amended by the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, referred to as the “2005 Act,” requires that debtors pass a means test to determine eligibility for bankruptcy relief. The 2005 Act also adds new consumer protections, such as new minimum payment provisions and introductory rate disclosures for some credit card products and exemptions for retirement savings in bankruptcy. While directed primarily at consumer bankruptcies, the bankruptcy changes may also impact individuals operating small businesses who file for bankruptcy liquidation under Chapter 7 of the Bankruptcy Code, and accordingly, could affect the servicer’s operations as currently conducted. See “Risk Factors—Legal, Regulatory and Litigation Risk—Legislative and regulatory developments may affect the sponsor’s business operations and ability to generate new accounts” in the prospectus.
     The trends in the loss rates are attributable to overall economic conditions in the United States during the past few years, improvements in the servicer’s collection activities and a shift in the trust portfolio to higher credit quality borrowers. The loss rate, in general, has been trending lower since the start of 2002.
Recoveries
     Pursuant to the terms of the indenture, the depositor will be required to transfer to the issuing entity all of the recoveries that are reasonably estimated by the servicer and/or the depositor to be from receivables in charged-off accounts designated to the issuing entity, including amounts received by the depositor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in charged-off accounts, referred to as “recoveries.” Recoveries will be treated as collections of finance charge and administrative receivables.
Receivable Revenue Experience
     The revenue experience for the trust portfolio for certain periods is set forth in the following table. Collections of finance charge and administrative receivables included in the trust portfolio are calculated on a cash basis, not on an accrual basis. Collections of finance charge and administrative receivables will be affected by numerous factors, including the rate at which finance charges are billed on principal receivables, the number of days in the billing cycle when finance charges are billed, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month, changes in delinquency rates and the number of collection days within each month. The interchange fees paid by merchant banks are based on the purchase activity of the cardholders, and are affected by the amount of transactions and use of the credit cards for purchases. There can be no assurance that the trust portfolio revenue experience in the future will be similar to the historical experience set forth below. The following table is prepared using only active relationships. For such purposes, an active relationship is a relationship in which the related account has a positive or negative balance at the end of the month, but not a zero balance, and the related account has not been charged off. See “The Sponsor’s Business Credit Card Activities” in the prospectus.

Trust Portfolio
Revenue From Finance Charge and Administrative Receivables
(by active relationship)

	One
	Month Ended
	January 31,		Year Ended December 31,
	2006		2005	2004	2003	2002	2001
Average Collections	$100.89		$99.88	$93.96	$87.75	$88.63	$84.59

From Finance Charges and Fees	$78.75		$76.89	$73.97	$71.24	$74.04	$70.82
From Interchange	$22.14		$22.99	$19.99	$16.51	$14.59	$13.77

Average Relationship Balance(1)	$5,961		$5,867	$5,415	$4,837	$4,310	$4,034

Yield from Collections	20.31	%(2)	20.43%	20.82%	21.77%	24.67%	25.17%
Yield from Finance Charges and Fees	15.85	%(2)	15.73%	16.39%	17.67%	20.61%	21.07%
Yield from Interchange	4.46	%(2)	4.70%	4.43%	4.10%	4.06%	4.10%

(1)	Average Relationship Balance is calculated based on the weighted average of total receivables outstanding and the weighted average of each month’s active relationships.

(2)	Annualized.
Payment Rates
     The following table sets forth the highest and lowest monthly principal payment rates for the trust portfolio during any month in the periods shown and the average monthly principal payment rates for all months in the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables.
Trust Portfolio
Monthly Principal Payment Rates

	One
	Month Ended	Year Ended December 31,
	January 31, 2006	2005	2004	2003	2002	2001
Lowest Month(1)	22.64%	19.95%	18.70%	16.65%	15.87%	15.45%
Highest Month(1)	22.64%	24.07%	22.65%	22.04%	20.74%	19.57%
Monthly Average	22.64%	22.85%	21.22%	19.79%	18.72%	18.02%

(1)	The monthly principal payment rates are calculated as the total amount of principal payments received during the month divided by the opening principal receivables.
     The amount of principal collections on receivables may vary from month to month due to seasonal variations, general economic and environmental conditions, payment habits of individual cardholders and the number of collection days in the month.
     Principal collections on receivables in the trust portfolio, and thus the rate at which noteholders could expect to accumulate or receive payments of principal on their notes during the accumulation period or the early amortization period, may not be similar to the historical experience of the trust portfolio set forth above.

FICO Scores
     The sponsor uses the FICO®* score of the signing individual as a factor in its initial underwriting decisions. However, a FICO score of the signing individual is only one of many factors used at origination to assess the probability of an account defaulting. Therefore, when originating the accounts, the sponsor has supplemented FICO scores with additional custom scoring and other underwriting criteria as more fully described under “The Sponsor’s Business Credit Card Activities — Underwriting Procedures” in the prospectus. Investors should also note that the probability of an account defaulting is only one factor for predicting future dollar loss rates. Dollar loss rates are also affected by, among other factors, credit line assignment strategies, card utilization rates, seasonality, the level of bankruptcies and general macroeconomic conditions.
     Since June 2000, the sponsor has not approved any new accounts that would be eligible for inclusion in the trust portfolio if the signing individual for that relationship had a FICO score of 660 or lower or the FICO score was unavailable at the time of underwriting. Prior to June 2000 lower FICO scores were permitted.
     The table below provides the distribution of the most recent FICO scores for the relationships designated to the trust. The most recent FICO score table below is as of January 31, 2006 and includes accounts designated to the trust on February 21, 2006, the receivables of which were conveyed to the trust as if they were part of the trust as of the close of business on January 31, 2006.
     There can be no assurance that (i) the distributions of the most recent FICO scores described in the table below will remain constant over the life of the trust portfolio or (ii) that relationships designated to the trust portfolio in the future will have distributions of FICO scores similar to those presented below.
     See “Annex II: Static Pool Information” for additional information with respect to the most recent FICO scores of the signing individuals for the sponsor’s business credit card portfolio.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

Trust Portfolio
Most Recent FICO Scores

		Percentage of		Percentage of
	Number of	Number of	Total	Total
FICO Score Range	Relationships(1)	Relationships	Receivables	Receivables
No FICO Score	197	0.02%	$18,123	0.00%
Less than 600	42,425	4.02	216,116,946	5.73
600 — 660	114,589	10.87	466,005,333	12.36
661 — 719	328,621	31.18	1,404,664,820	37.26
720 and Higher	568,265	53.91	1,683,671,010	44.65

Total	1,054,097	100.00%	$3,770,476,232	100.00%

(1)	Includes 223,526 inactive relationships with a $0.00 balance and where the cards are not able to be used.
Receivables and Relationships
     The following is selected information about the trust portfolio. In the following information, as well as in other places in this prospectus supplement and the prospectus, the term “relationship” refers to an account created under one cardholder agreement. In the normal course of business, the sponsor may issue supplemental credit cards to additional individuals under the terms of a single cardholder agreement. For purposes of these tables, any credit cards, including supplemental cards, issued under a single cardholder agreement and all of the activity on those credit cards is considered part of a single relationship or account.
     The following trust portfolio information and the tables below are as of the close of business on January 31, 2006 and include accounts designated to the trust on February 21, 2006, the receivables of which were conveyed to the trust, as if they were part of the trust as of the close of business on January 31, 2006:
•	the receivables in the trust portfolio consisted of $3,715,037,804 of principal receivables and $55,438,428 of finance charge and administrative receivables, for a combined total of $3,770,476,232 of principal receivables and finance charge and administrative receivables;

•	the trust portfolio, excluding relationships that had a zero balance and where the cards were not, as of January 31, 2006, able to be used, had relationships:
•	with an average balance of $4,540;

•	with an average credit limit of $14,894;

•	with an average age of 39.88 months;

•	with an average receivable balance expressed as a percentage of the average credit limit of 30.48%;

•	where 8.48% of relationships paid an amount equal to their minimum payment due; and

•	where 26.66% of relationships paid an amount greater than or equal to their outstanding balance at their previous due date.
     Because the future composition of the trust portfolio may change over time, this information and these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time. If the composition of the trust portfolio changes over time, noteholders will not be notified of such change, except to the extent such information is filed with the SEC.
Trust Portfolio
Outstanding Balance
by Relationship(1)

		Percentage of		Percentage
	Number of	Number of	Total	of Total
Account Balance Range	Relationships	Relationships	Receivables	Receivables
Less than $0.00	15,558	1.48%	$(5,184,772)	(0.14)%
$0.00	420,330	39.87	0	0.00
$0.01-5,000	352,054	33.40	578,537,683	15.35
$5,000.01-10,000	131,568	12.48	973,572,334	25.82
$10,000.01-20,000	105,240	9.98	1,467,134,186	38.91
$20,000.01-25,000	16,941	1.61	377,152,481	10.00
Over $25,000	12,406	1.18	379,264,320	10.06

Total	1,054,097	100.00%	$3,770,476,232	100.00%

(1)	Includes 223,526 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Credit Limit
by Relationship(1) (2)

		Percentage of		Percentage
	Number of	Number of	Total	of Total
Credit Limit Range	Relationships	Relationships	Receivables	Receivables
$0	225,746	21.42%	$(767,267)	(0.02)%
$0.01- 1,500	11,988	1.14	5,517,888	0.15
$1,500.01- 5,000	87,416	8.29	151,891,685	4.03
$5,000.01- 10,000	184,453	17.50	540,906,479	14.34
$10,000.01- 15,000	214,035	20.30	761,581,567	20.20
$15,000.01- 25,000	243,029	23.05	1,410,163,394	37.40
$25,000.01- 35,000	73,875	7.01	672,446,726	17.83
Over $35,000	13,555	1.29	228,735,760	6.07

Total	1,054,097	100.00%	$3,770,476,232	100.00%

(1)	Includes 223,526 inactive relationships with a $0.00 balance and where the cards are not able to be used.

(2)	For accounts where the card is not able to be used, the credit limit equals the outstanding principal balance, which may be $0.00.
Trust Portfolio
Months as Customer
by Relationship(1)

		Percentage of		Percentage of
	Number of	Number of	Total	Total
Account Age	Relationships	Relationships	Receivables	Receivables
0 months to 6 months	114,045	10.82%	$627,796,667	16.65%
7 months to 12 months	97,988	9.30	448,833,594	11.91
13 months to 24 months	110,971	10.53	400,495,230	10.62
25 months to 36 months	141,492	13.42	422,609,395	11.21
37 months to 48 months	187,474	17.78	464,980,568	12.33
49 months to 60 months	108,021	10.25	336,062,887	8.91
Over 60 months	294,106	27.90	1,069,697,891	28.37

Total	1,054,097	100.00%	$3,770,476,232	100.00%

(1)	Includes 223,526 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Geographic Distribution
by Relationship(1)

		Percentage of		Percentage
	Number of	Number of	Total	of Total
Geographic Location	Relationships	Relationships	Receivables	Receivables
California	145,700	13.82%	$498,881,414	13.23%
Florida	79,158	7.51	272,669,419	7.23
Texas	76,208	7.23	269,426,356	7.15
New York	70,514	6.69	239,530,062	6.35
Illinois	42,698	4.05	155,931,372	4.14
Pennsylvania	42,169	4.00	144,917,210	3.84
Michigan	35,218	3.34	139,608,903	3.70
Ohio	33,868	3.21	139,524,963	3.70
New Jersey	37,767	3.58	122,940,182	3.26
Georgia	26,814	2.55	105,785,695	2.81
North Carolina	24,462	2.32	94,685,759	2.51
Colorado	25,229	2.39	94,468,323	2.51
Massachusetts	27,476	2.61	93,906,422	2.49
Washington	21,499	2.04	84,030,705	2.23
Virginia	22,696	2.15	83,042,113	2.20
All Others(2)	342,621	32.51	1,231,127,334	32.65

Total	1,054,097	100.00%	$3,770,476,232	100.00%

(1)	Includes 223,526 inactive relationships with a $0.00 balance and where the cards are not able to be used.

(2)	There are relationships with billing addresses in all fifty states, plus certain other U.S. territories and possessions, but no state within “All Others” individually accounts for more than 2.14% of the total receivables.
     Since the largest number of relationships as of the close of business on January 31, 2006 were located in California, Florida, Texas and New York, adverse economic or environmental conditions in these states may have a greater impact on the timing and amount of payments on the notes than adverse economic or environmental conditions in other states.
Static Pool Information
     Static pool information regarding the sponsor’s business credit card portfolio can be found in “Annex II: Static Pool Information” in this prospectus supplement. Static pool information regarding the sponsor’s business credit card portfolio relating to periods prior to January 1, 2006 will not be deemed to be part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus.
Legal Proceedings
     Although Advanta Corp. does not expect any material impact to its ability to operate its credit card business or its results of operation, the following legal proceedings against Advanta Corp. or its subsidiaries may be useful to the noteholders’ understanding of Advanta Corp. and its subsidiaries.

     Advanta Corp. and its subsidiaries are involved in class action lawsuits, other litigation, claims and legal proceedings arising in the ordinary course of business or discontinued operations.
     All outstanding litigation between Advanta and Fleet was dismissed in February 2005, consistent with the terms of the May 28, 2004 agreement between Advanta and Bank of America.
     On September 8, 2005 the U.S. District Court for the District of Delaware, referred to as the “district court,” entered its judgment on the complaint that Chase Manhattan Mortgage Corporation, referred to as “Chase,” filed against Advanta Corp. and certain of its subsidiaries on July 26, 2001, referred to as the “2001 litigation.” The 2001 litigation was related to the mortgage transaction in February 2001 pursuant to which Advanta Corp. and some of its subsidiaries transferred and assigned to Chase substantially all of the assets and operating liabilities of Advanta’s mortgage business, referred to as the “mortgage transaction.” The district court denied all of Chase’s claims of fraud and negligent misrepresentation, and a number of its contract claims. The district court rejected Chase’s claims for damages of over $88 million plus interest, except for one contract claim of $17.5 million plus interest. The district court ruled in Advanta’s favor for $824 thousand plus interest on Advanta’s counterclaim against Chase which, as described in the paragraph below, Advanta agreed not to collect pursuant to the Chase II settlement (defined below). Neither party appealed the district court’s ruling. Advanta paid $16.8 million to Chase in the fourth quarter of 2005, which was net of $8.75 million payable to Advanta pursuant to the Chase II settlement discussed below. Advanta recorded a pretax loss on discontinuance of the mortgage business of $25.5 million in the year ended December 31, 2005 as a result of the district court’s ruling in the 2001 litigation.
     On September 2, 2005, Advanta Corp. and Chase reached a settlement regarding the contract claims and counterclaims raised by Chase and Advanta Corp. in federal and state courts in separate litigation commenced during 2004 relating to the mortgage transaction, referred to as the “2004 litigation.” As part of the settlement of the 2004 litigation, referred to as the “Chase II settlement,” Chase agreed to pay $8.75 million to Advanta. This amount was applied against amounts payable to Chase by Advanta resulting from the district court’s ruling in the 2001 litigation. As part of the Chase II settlement, the parties agreed to dismiss with prejudice the claims and counterclaims comprising the 2004 litigation. We recorded a pretax gain on discontinuance of the mortgage business of $3.1 million in the year ended December 31, 2005 as a result of the Chase II settlement.
     Since June 20, 2001, Advanta Mortgage Corp. USA, referred to as “AMCUSA,” and Advanta Mortgage Conduit Services, Inc., referred to as “AMCSI,” subsidiaries of Advanta Corp., have been involved in arbitration before the American Arbitration Association in San Francisco, California brought by Goodrich & Pennington Mortgage Fund, Inc., referred to as “GPMF,” a participant in one of the programs of Advanta’s former mortgage business. GPMF’s asserted claims in the arbitration included allegations that AMCUSA and AMCSI failed to provide information and documentation under the former mortgage program and various claims covering GPMF’s relationship with AMCUSA and AMCSI. After several interim awards, on January 24, 2006, the arbitrator issued a final award in favor of AMCUSA and AMCSI rejecting all of GPMF’s claims. The arbitrator further held that AMCUSA and AMCSI were the prevailing parties in the arbitration and that AMCUSA and AMCSI are entitled to recover their reasonable attorneys fees and costs. GPMF has filed a petition in California state court seeking to vacate the arbitration final award and requesting a new arbitration hearing. AMCUSA and AMCSI plan to file a petition to confirm the arbitration award as a judgment in the first quarter of 2006. Also, on July 5, 2005, GPMF filed an action in California state court against the American Arbitration Association seeking damages relating to the arbitrator’s fees and injunctive relief to prevent entry of the arbitrator’s ruling and award in favor of AMCUSA and AMCSI; this action is still pending. Advanta Corp.’s management does not expect this arbitration to have a material adverse effect on Advanta’s financial position, results of operations or ability to operate the business credit card business. Neither the sponsor nor the business credit card business is directly involved in this matter.
     Advanta Corp.’s management believes that the aggregate loss, if any, resulting from existing litigation, claims and other legal proceedings will not have a material adverse effect on Advanta Corp.’s consolidated financial position or results of operations based on Advanta Corp.’s current expectations regarding the ultimate resolution of these existing actions after consultation with Advanta Corp.’s attorneys. However, due to the inherent uncertainty in litigation and since the ultimate resolution of litigation, claims and other legal proceedings are influenced by factors outside of Advanta Corp.’s control, it is reasonably possible that actual results will differ from their estimates. Advanta Corp. has established reserves for estimated future legal costs for litigation or arbitration matters related to discontinued operations.
Maturity Considerations
     A noteholder is expected to receive payment of principal in full for the Class A(2006-A1) notes on November 20, 2007 and for the Class A(2006-A2) notes on February 20, 2009. This date, with respect to each tranche, is referred to as “expected final principal payment date.”
     A noteholder may, however, receive payments of principal earlier than the expected final principal payment date if a pay out event occurs and an early amortization period begins. See “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. In addition, if principal collections are received more slowly than expected or if principal collections are less than expected, a noteholder may receive payment of principal later than expected. For a description of the required deposits to the principal funding sub-account for the Class A(2006-A1) notes and the required deposits to the principal funding sub-account for the Class A(2006-A2) notes, see “Description of Series and Tranche Provisions —Required Deposits to the Class A(2006-A1) Principal Funding Sub-Account and Class A(2006-A2) Principal Funding Sub-Account” in this prospectus supplement.
     Available principal collections allocated to the Class A(2006-A1) notes will accumulate during the controlled accumulation period in the principal funding sub-account for the Class A(2006-A1) notes. Available principal collections allocated to the Class A(2006-A2) notes will accumulate during the controlled accumulation period in the principal funding sub-account for the Class A(2006-A2) notes. The controlled accumulation period for the Class A(2006-A1) notes is scheduled to begin at the close of business on February 28, 2007 and the controlled accumulation period for the Class A(2006-A2) notes is scheduled to begin at the close of business on May 31, 2008, but each period may be delayed as discussed under “Description of

Series and Tranche Provisions — Required Deposits to the Class A(2006-A1) Principal Funding Sub-Account and the Class A(2006-A2) Principal Funding Sub-Account” in this prospectus supplement.
     Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.
     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,
—	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

—	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.
     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,
—	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

—	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

—	the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.
     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement. Also, see “Description of Series and Tranche Provisions — Note Balances — Paired Tranches” in this prospectus supplement for a description of how the pairing of the Class A(2006-A1) notes or the Class A(2006-A2) notes with another tranche of Class A notes may affect payment on the Class A(2006-A1) notes or Class A(2006-A2) notes, respectively.
Fees and Expenses
     Set forth below is a list of all fees and expenses payable on each payment date out of available finance charge collections.

		Party Receiving	Priority of
Type of Fee	Amount of Fee	Fee	Distribution
Servicing Fee(1)	one-twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date minus (ii) the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that month.	Servicer	Payable after the payment of principal of and interest on the Class A notes and Class B notes, but prior to the payment of principal of and interest on the Class C notes and Class D notes

(1)	For information on how this fee may be increased, see “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses.”
     For the first payment date after the issuance of the Class A(2006-A1) notes and the Class A(2006-A2) notes, the monthly servicing fee related to the Class A(2006-A1) notes and the Class A(2006-A2) notes will equal $400,000.
Description of Series and Tranche Provisions
     The following is a summary of the material provisions of the Class A(2006-A1) notes and the Class A(2006-A2) notes. This summary is not a complete description of the terms of the Class A(2006-A1) notes and the Class A(2006-A2) notes. A noteholder should refer to “Description of the Notes” in the prospectus as well as to the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement and the Class A(2006-A1) terms document and the Class A(2006-A2) terms document for a complete description.
Issuance
     AdvantaSeries notes will be issued in classes. Each class may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the prospectus, it includes all tranches of that class, unless the context otherwise requires. Only the Class A(2006-A1) notes and the Class A(2006-A2) notes are offered by this prospectus supplement and the prospectus. Each of the Class A(2006-A1) notes and the Class A(2006-A2) notes are a separate tranche of the Class A notes. These notes are also referred to as “offered notes.” The Class A(2006-A1) notes will be issued under the indenture, as supplemented by the indenture supplement relating to AdvantaSeries notes, referred to as the “AdvantaSeries indenture supplement,” and a terms document, referred to as the “Class A(2006-A1) terms document,” in each case between the issuing entity and the indenture trustee. The Class A(2006-A2) notes will be issued under the indenture, as supplemented by the AdvantaSeries indenture supplement and a terms document, referred to as the “Class A(2006-A2) terms document,” in each case between the issuing entity and the indenture trustee. As described under “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus, the depositor may cause the owner trustee, on behalf of the issuing entity, and the indenture trustee to execute additional indenture supplements in order to issue additional series, and additional terms documents in order to issue additional tranches.

     Simultaneously with the issuance of the Class A(2006-A1) notes and the Class A(2006-A2) notes, the issuing entity will issue $15,000,000 initial principal balance of Class D(2006-D1) notes, referred to as the “Class D(2006-D1) notes.” At issuance, the Class D(2006-D1) notes will be purchased by an affiliate of the sponsor, but may be sold at any time without prior notice to, review by or consent of any noteholder. The Class D(2006-D1) notes, the Class A(2006-A1) notes and the Class A(2006-A2) notes are the thirteenth, fourteenth and fifteenth tranches of notes, respectively, to be issued within the AdvantaSeries. All previously issued tranches of AdvantaSeries notes are still outstanding. See “Annex I: Advanta Business Card Master Trust Series, Classes and Tranches” in this prospectus supplement for additional information concerning previously issued tranches of AdvantaSeries notes. The issuing entity expects to issue other tranches of AdvantaSeries notes from time to time in the future.
     The AdvantaSeries indenture supplement allows the issuing entity to “reopen” or later increase the outstanding principal balance of the Class A(2006-A1) notes or the Class A(2006-A2) notes without notice to a noteholder, by selling additional Class A(2006-A1) notes or Class A(2006-A2) notes, as applicable, with the same terms. Those additional Class A(2006-A1) notes or Class A(2006-A2) notes will be treated, for all purposes, like the Class A(2006-A1) notes or the Class A(2006-A2) notes that were offered by this prospectus supplement, except that any new Class A(2006-A1) notes or Class A(2006-A2) notes may begin to accrue interest at a different date. No additional Class A(2006-A1) notes or Class A(2006-A2) notes may be issued unless the conditions to issuance described in “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus are satisfied. The sponsor or an affiliate may retain any Class A(2006-A1) notes or Class A(2006-A2) notes resulting from a reopening and may resell them on a subsequent date. None of the indenture, the AdvantaSeries indenture supplement or the Class A(2006-A1) terms document or the Class A(2006-A2) terms document limits the aggregate principal amount of notes of any class or tranche that may be issued in the future nor does the indenture limit the aggregate principal amount of notes of any series that may be issued in the future.
     The “closing date” for the Class A(2006-A1) notes and the Class A(2006-A2) notes will be on or about March 15, 2006. The Class A(2006-A1) notes and Class A(2006-A2) notes will be issued in denominations of $5,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under “Description of the Notes — General,” “— Book-Entry Registration” and “— Definitive Notes” in the prospectus, unless and until definitive notes are issued, a noteholder will be able to transfer the notes only through the facilities of DTC. Interest on the Class A(2006-A1) notes will be calculated on the basis of a 360-day year and twelve 30-day interest periods. Interest on the Class A(2006-A2) notes will be calculated on the basis of a 360-day year and the actual number of days in the interest period. A noteholder will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names Class A(2006-A1) notes or the Class A(2006-A2) notes, as applicable, were registered on the record date for that payment date. The “record date” for the Class A(2006-A1) notes and the Class A(2006-A2) notes is the business day immediately preceding a payment date or such other date specified in the related terms document.

          All notes of a tranche will, to the extent of amounts allocated to that tranche, receive payments of principal and interest pro rata based on the outstanding principal balance of each note of that tranche.
Required Interest Payments
          The aggregate amount of required interest payments due on a tranche on each payment date will be equal to the sum of the payments listed below. The required payments for any month will also include any shortfall in the required payments for any prior month which have not been previously paid. Required interest payments include:
•	Accrued Interest. The amount of interest due on any outstanding tranche on each interest payment date will be equal to the amount of interest accrued for the related interest period on the outstanding principal balance of that tranche during such period; plus
•	Amounts Owed to Derivative Counterparties. If a tranche has a derivative agreement for interest that provides for payments to the applicable derivative counterparty, the amount of required interest payments for that tranche on each interest payment date will include any payment due to the derivative counterparty which is specified in the related terms document; plus
•	Additional Interest. The amount due for any tranche that has previously due and unpaid interest for any month will include the interest accrued on that unpaid interest. Unpaid additional interest will not also accrue additional interest.
          Whenever in this prospectus supplement reference is made to required interest payments, such payments will include each of the items described above to the extent due at that time. A tranche may be entitled to more than one of the preceding amounts.
          Interest on these Class A(2006-A1) notes will begin to accrue on the closing date and will be calculated on the basis of a 360-day year and twelve 30-day interest periods.
          With respect to the Class A(2006-A1) notes, for each interest period, other than the first interest period, interest will be calculated as follows:

Outstanding				Class
principal balance	X	30	X	A(2006-A1)
of the Class		—		Note
A(2006-A1) notes		360		Interest Rate
on related record
date
For the first interest period, interest on the Class A(2006-A1) notes will be $1,001,388.89. Additional interest, if any, on these Class A(2006-A1) notes will be calculated on the basis of a 360-day year and twelve 30-day interest periods.
          Interest on these Class A(2006-A2) notes will begin to accrue on the closing date and will be calculated on the basis of a 360-day year and the actual number of days in the interest period.

     With respect to the Class A(2006-A2) notes, for each interest period, interest will be calculated as follows:

Outstanding
principal balance		Number of days		Class
of the Class	X	in interest period	X	A(2006-A2)
A(2006-A2) notes on		360		Note
related record				Interest Rate
date
     Additional interest, if any, on these Class A(2006-A2) notes will be calculated on the basis of a 360-day year and the actual number of days in the interest period.
     Each interest period for the Class A(2006-A2) notes begins on and includes an interest payment date and ends on but excludes the next interest payment date. However, the first interest period for the Class A(2006-A2) notes will begin on and include the closing date and end on but exclude April 20, 2006.
     All percentages resulting from any calculation of an interest rate will be rounded to the nearest one-hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from that calculation will be rounded to the nearest cent, with one-half cent or more being rounded upward.
Note Balances
     Each AdvantaSeries note has an initial principal balance, an outstanding principal balance, an adjusted outstanding principal balance and an adjusted invested amount.
     Initial Principal Balance
     The initial principal balance of a note is the amount stated on the face of the note to be payable to the holder, unless otherwise specified in the applicable terms document. The initial principal balance of the AdvantaSeries is equal to the aggregate initial principal balance of all outstanding AdvantaSeries notes.
     Outstanding Principal Balance
     The outstanding principal balance of any class or tranche of AdvantaSeries notes is the initial principal balance of such notes, less the amount of principal paid to the holders of such notes or provided to the paying agent for payment of principal to the holders of such class or tranche. The outstanding principal balance of any class or tranche will decrease as a result of each payment of principal of that class or tranche, and will increase as a result of any issuance of additional notes of that class or tranche.
     Adjusted Outstanding Principal Balance
     The adjusted outstanding principal balance of a class or tranche is the outstanding principal balance of that class or tranche less any funds on deposit and allocated in respect of principal in any trust account for that class or tranche.

     Adjusted Invested Amount
     The adjusted invested amount of a tranche is an amount based on the initial principal balance of that tranche, but with reductions and increases described below. The adjusted invested amount of AdvantaSeries notes is equal to the sum of the adjusted invested amounts of all classes or tranches of the AdvantaSeries.
     The adjusted invested amount of an AdvantaSeries note may be reduced as follows:
•	If available finance charge collections allocable to the AdvantaSeries and amounts withdrawn from the spread account and the cash collateral account are insufficient to cover the AdvantaSeries defaulted amount, the adjusted invested amount of the notes will be reduced as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement.

•	If available principal collections are applied to pay required interest payments on the senior notes or to pay the monthly servicing fee, the adjusted invested amount of AdvantaSeries notes will be reduced by the amount of the reallocations as described in “Description of Series and Tranche Provisions — Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement. The reduction will be applied to the most subordinate notes prior to more senior notes.

•	The adjusted invested amount of an AdvantaSeries note will be reduced by the amount on deposit in the applicable principal funding sub-account for that tranche (after giving effect to any deposits, allocations, reallocations and withdrawals).

•	The adjusted invested amount of an AdvantaSeries note will be reduced by the amount of all payments of principal of the note. The adjusted invested amount of an AdvantaSeries note may be increased as follows:

•	If additional notes of a previously issued tranche are later issued, the adjusted invested amount of that tranche will increase by the initial principal balance of those additional notes.

•	The adjusted invested amount will increase if sufficient available finance charge collections are available and applied to reimburse earlier reductions in the adjusted invested amount resulting from investor charge-offs or from the application of available principal collections to pay required interest payments on the senior notes or to pay the monthly servicing fee, as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement. The increases will be allocated first to the most senior class with a deficiency in its adjusted invested amount and then, in succession, to the next most senior classes with deficiencies in their adjusted invested amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the adjusted invested amount in each tranche, as described in “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement.
     The adjusted invested amount of a tranche may not be reduced below zero, and may not be increased above the outstanding principal balance of that tranche, less any amounts on deposit in the applicable principal funding sub-account. The adjusted invested amount of a tranche that has caused an issuance of a foreclosure certificate will be zero.
     The amount of reductions of the adjusted invested amount of any class or tranche due to investor charge-offs allocable to that class or tranche or due to the reallocation of available principal collections to pay interest on the senior classes of AdvantaSeries notes or the monthly servicing fee will be limited as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” and “— Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.
     Allocations of investor charge-offs to a class or tranche and reallocations of available principal collections to pay required interest payments on the senior classes or the monthly servicing fee reduce the adjusted invested amount of outstanding subordinate classes or tranches only and do not affect notes that are issued after the time of such reduction.
     Paired Tranches
     Any tranche of AdvantaSeries notes may be paired with another tranche of AdvantaSeries notes, referred to as the “paired tranche.” As the adjusted invested amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding sub-account other than deposits of coverage funding amounts), the adjusted invested amount of the paired tranche may increase by an equal amount. If a pay out event occurs with respect to either tranche while such tranches are paired, the adjusted invested amount of, and the method for allocating collections of principal receivables to, each tranche may be reset. If two tranches are paired, the issuing entity will be required to maintain a minimum principal balance based on the reduced adjusted invested amount of the paired tranche. If, as a result, there are fewer principal receivables allocable to the AdvantaSeries, there may be fewer collections of finance charge and administrative receivables available in the issuing entity to be allocated to the AdvantaSeries, and available finance charge collections allocable to such tranche may be reduced. In addition, the pairing of tranches may affect the calculation of the investor percentage and the timing or amount of payments received by the Class A(2006-A1) noteholders or the Class A(2006-A2) noteholders.
Allocation Percentages
     Under the indenture, for each monthly period, the servicer will allocate among the AdvantaSeries, all other series and the transferor beneficial interest, all amounts collected with respect to finance charge and administrative receivables, all amounts collected with respect to principal receivables and all defaulted amounts for that monthly period. These amounts will be allocated to the AdvantaSeries based on the investor percentage for the AdvantaSeries.

     Under the AdvantaSeries indenture supplement, for each monthly period, the servicer will allocate among all classes and tranches available finance charge collections, available principal collections and specified other amounts allocated to the AdvantaSeries for that monthly period. These amounts will be allocated to all classes and tranches as specified in “Description of Series and Tranche Provisions” in this prospectus supplement.
Allocations of Reductions of Adjusted Invested Amounts from Reallocations
     On any payment date when available principal collections are used to pay required interest payments with respect to any class or to pay the monthly servicing fee as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the adjusted invested amounts of the notes will be reduced on that date in the following priority:
•	first, after the balances of the spread account and the cash collateral account have been reduced to zthe Class D notes has been reduced to zero;

•	second, reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero; and

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero.
     For each allocation described above, the amount allocated to any class will be allocated to each tranche within that class pro rata based on the ratio of the adjusted invested amount of that tranche to the adjusted invested amount of all tranches in such class, each as of the close of business on the last day of the related monthly period. If this allocation (or any portion of it) would reduce the adjusted invested amount of a tranche below zero, the amount that would cause the adjusted invested amount to be reduced below zero will be allocated instead to the other tranches in the same class in the same manner. The adjusted invested amount of any tranche will not be reduced below zero.
     Unless such reductions are reimbursed through the application of available finance charge collections as described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement, the outstanding principal balance of those notes may not be paid in full and the holders of those notes may receive less than the full outstanding principal balance of their notes.
Limit on Allocations of Available Principal Collections and Available Finance Charge Collections
     Each tranche will be allocated available principal collections and available finance charge collections solely to the extent of its adjusted invested amount. Therefore, if the adjusted invested amount of any tranche has been reduced because of the application of available principal collections to cover required interest payments on more senior classes or the monthly servicing fee, or due to investor charge-offs, such tranche will not be allocated available principal collections and available finance charge collections to the extent of such reductions. However, any funds in the related principal funding sub-account, any funds payable from any applicable derivative agreement, any funds in the spread account and any funds in the cash collateral account may still be available to pay principal of and interest on that tranche. It is also possible for that tranche’s adjusted invested amount to be increased by subsequent allocations of available finance charge collections. There are no assurances that there will be any available finance charge collections for application that would increase those previously reduced adjusted invested amounts.
Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs
     Investor charge-offs will be allocated to the respective classes in the order described below. Investor charge-offs allocated to any class will be allocated among the tranches within that class on the basis of the adjusted invested amount of such tranche and the aggregate adjusted invested amount of all tranches within such class. Amounts of investor charge-offs allocated to a tranche will reduce the adjusted invested amount of such tranche. In no event will the adjusted invested amount of any tranche be reduced below zero.
     On each payment date, the amount of investor charge-offs will be allocated in the following priority:
•	first, to the Class D notes until the adjusted invested amount of the Class D notes has been reduced to zero;

•	second, after the adjusted invested amount of the Class D notes has been reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero;

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero; and

•	fourth, after the adjusted invested amount of the Class B notes has been reduced to zero, to the Class A notes until the adjusted invested amount of the Class A notes has been reduced to zero.
Allocations of Reimbursements of Adjusted Invested Amount Deficits
     If there are available finance charge collections available to reimburse any adjusted invested amount deficit on any payment date as described in the seventh clause of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, such amounts will be allocated among the classes in the following priority:
•	first, to the Class A notes,

•	second, to the Class B notes,

•	third, to the Class C notes, and

•	fourth, to the Class D notes.
     In each case, available finance charge collections allocated to a class will be allocated to each tranche within that class pro rata based on the ratio of (a) the adjusted invested amount deficit of such tranche, to (b) the aggregate adjusted invested amount deficit of all tranches of that class.
     In no event will the adjusted invested amount of a tranche be increased above the adjusted outstanding principal balance of such tranche.
Available Finance Charge Collections
     Required interest payments will be paid from “available finance charge collections,” which, for any monthly period, equal the sum of:
•	the investor percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period; plus

•	the aggregate amount withdrawn from the cash collateral account to cover shortfalls in earnings on amounts on deposit in the principal funding account, as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement; plus

•	investment earnings on amounts on deposit in the principal funding account for AdvantaSeries notes; plus

•	if specified in the related terms document, payments related to interest received under derivative agreements for interest; plus

•	any excess finance charge collections allocable to AdvantaSeries notes, as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement; plus

•	any other amounts specified in the AdvantaSeries indenture supplement or any related terms document.
Application of Available Finance Charge Collections
     On each payment date, the servicer will direct the indenture trustee to apply available finance charge collections for that payment date in the following priority:
•	first, to pay the required interest payments on the Class A notes;

•	second, to pay the required interest payments on the Class B notes;

•	third, to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, plus any previously due and unpaid monthly servicing fee allocable to the AdvantaSeries;

•	fourth, to pay the required interest payments on the Class C notes;

•	fifth, to pay the required interest payments on the Class D notes;

•	sixth, to be treated as available principal collections in an amount equal to the AdvantaSeries defaulted amount, if any, for the monthly period;

•	seventh, to be treated as available principal collections in an amount equal to the AdvantaSeries adjusted invested amount deficit, if any;

•	eighth, to be deposited into the cash collateral account in the amount equal to the excess of the required cash collateral account amount over the available cash collateral account amount, the “cash collateral account deficit,” if any;

•	ninth, to make the required deposit to the spread account, if any;

•	tenth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes;

•	eleventh, to be treated as excess finance charge collections;

•	twelfth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes; and

•	thirteenth, to the holders of the transferor beneficial interest.
     The following diagram provides a simplified overview of the application of available finance charge collections.

Allocation of Interest
     The aggregate amount allocated in respect of interest for a class for each monthly period will be allocated and paid to each tranche within such class, as follows:
•	Available finance charge collections are at least equal to required interest payments. If available finance charge collections for a monthly period are at least equal to the aggregate required interest payments due and payable for the related class, then the full required interest payment will be allocated to the respective tranche.

•	Available finance charge collections are less than required interest payments. If available finance charge collections for a monthly period are less than the aggregate required interest payments for the related class, then the amount available will be allocated to each tranche within that class pro rata based on the ratio of:
•	the aggregate amount of required interest payments due and payable with respect to that tranche, to

•	the aggregate amount of required interest payments due and payable with respect to all tranches within the related class.
     These amounts will be distributed to the paying agent for payment to the respective tranche or as otherwise provided in the related terms document.
Available Principal Collections
     Required principal payments will be paid from “available principal collections,” which, for any monthly period, equals the sum of:
•	the investor percentage of collections of principal receivables for that monthly period; plus

•	the amount of available finance charge collections to be treated as available principal collections as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; plus

•	any shared principal collections from other series in group one allocated to the AdvantaSeries as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement; plus

•	any amounts withdrawn from the spread account to cover AdvantaSeries defaulted amounts, as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Second, Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	any amounts withdrawn from the cash collateral account to cover AdvantaSeries defaulted amounts, as described in “Description of Series and Tranche Provisions —

Cash Collateral Account — Withdrawals from the Cash Collateral Account — Third, Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	unless otherwise specified in the related terms document, payments of principal received under derivative agreements and payments of principal received from supplemental credit enhancement providers or supplemental liquidity providers; plus

•	any additional amounts to be treated as available principal collections, as set forth in the AdvantaSeries indenture supplement or any terms document.
Application of Available Principal Collections
     On each payment date, the servicer will direct the indenture trustee to apply available principal collections in the following priority:
•	First, Class A Interest Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class A notes, then available principal collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class A notes, provided that the total amount of available principal collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the classes of subordinated notes (after giving effect to investor charge-offs for that monthly period). Funds allocated to the Class A notes pursuant to this bullet point will be allocated among tranches of Class A notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Second, Class B Interest Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class B notes, then available principal collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class B notes, provided that the total amount of available principal collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of available principal collections reallocated as described in the preceding bullet point. Funds allocated to the Class B notes pursuant to this bullet point will be allocated among tranches of Class B notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Third, Servicing Fee Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, then available principal collections will be allocated and paid to the servicer to cover the shortfall, provided that the total amount of available principal collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of available principal collections reallocated as described in the two preceding bullet points.

•	Fourth, Class C Interest Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class C notes, then available principal collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class C notes, provided that the total amount of available principal collections applied for this purpose will not exceed the adjusted invested amount of the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of available principal collections reallocated as described in the three preceding bullet points. Funds allocated to the Class C notes pursuant to this bullet point will be allocated among tranches of Class C notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Fifth, Principal Funding Account. Remaining available principal collections will be applied, to the extent needed, to make required deposits to the principal funding sub-accounts for all tranches and classes depending upon the amount required for such date and the priority of payment as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement.

•	Sixth, Shared Principal Collections. Remaining available principal collections will be treated, to the extent needed, as shared principal collections for the benefit of all principal sharing series in group one.

•	Seventh, Holders of Transferor Beneficial Interest. Remaining available principal collections will be paid to the holders of the transferor beneficial interest if the transferor interest on that date is greater than the required transferor interest (after giving effect to all principal receivables transferred to the trust portfolio on that date) and otherwise will be deposited into the excess funding account.
     See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement for information concerning application of proceeds and other amounts upon an issuance of a foreclosure certificate.
     The following diagram provides a simplified overview of the application of available principal collections.

Allocation to Principal Funding Sub-Accounts
     Available principal collections available for deposit into the principal funding sub-accounts, subject to the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, will, to the extent required, be deposited in the principal funding sub-accounts on each payment date, as follows:
•	Available Principal Collections Equal Required Amounts. If available principal collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement are equal to the sum of the deposits required to be made in the principal funding sub-accounts for all tranches, then that required amount will be deposited in the principal funding sub-account established for each tranche.

•	Available Principal Collections are less than Required Amounts. If available principal collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement are less than the aggregate amount required to be deposited in the principal funding sub-accounts for all tranches, then available principal collections will be allocated in the following priority:
•	first, the amount available will be allocated to the Class A notes,

•	second, the amount available after the application above will be allocated to the Class B notes,

•	third, the amount available after the applications above will be allocated to the Class C notes, and

•	fourth, the amount available after the applications above will be allocated to the Class D notes.
     In each case, available principal collections applied to a class will be allocated to each tranche within such class pro rata based on the ratio of:
•	the amount required to be deposited into the principal funding sub-account for the applicable tranche of such class, to

•	the aggregate amount required to be deposited into the principal funding sub-accounts for all tranches of such class.
     If the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement prevent the deposit of available principal collections into the principal funding sub-account of any tranche of subordinated notes, the aggregate amount of available principal collections available to make the required deposit for such subordinated tranche will be allocated first, to each tranche of Class A notes, second, to each tranche of Class B notes, third, to each tranche of Class C notes and fourth, to each tranche of the Class D notes, in each case pro rata based on the ratio of the adjusted invested amount of that tranche to the adjusted invested amount of all tranches in that class.
     See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.
Required Deposits to the Principal Funding Sub-Accounts
     The amount required to be deposited into the principal funding sub-account for a tranche on any payment date will be the highest of the following amounts. However, no amount that is greater than the adjusted invested amount for that tranche will be deposited into the principal funding sub-account for such tranche.
•	Revolving Period. On each payment date during that tranche’s revolving period, no amount.
•	Principal Payment Date. For any principal payment date of any tranche, the amount required to be deposited for that tranche will equal the adjusted invested amount of that tranche as of such date determined after giving effect to any reductions or increases occurring on such date.
•	Accumulation/Amortization Amounts. On each payment date during that tranche’s accumulation period or amortization period, the amount required to be deposited into the principal funding sub-account on such payment date as specified in the related terms document either to be accumulated for later payment on the notes of such tranche or to be paid to the holders of the notes of that tranche on such date.
•	Early Amortization Period, Event of Default. If any tranche has been accelerated after the occurrence of an event of default or if any tranche is in an early amortization period, the amount required to be deposited on any payment date for such tranche will be equal to the adjusted invested amount of such tranche as of such date determined after giving effect to any reductions or increases occurring on such date.
•	Amounts Owed to Derivative Counterparties. If a tranche has a derivative agreement with respect to principal that provides for a payment to the derivative counterparty, the deposit required for that tranche on each payment date with respect to any payment to the derivative counterparty will be specified in the related terms document.
•	Coverage Funding of Principal Funding Sub-Account of Senior Notes. If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, Class B notes or Class C notes, the required deposit for the Class A notes, Class B notes or Class C notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes, Class B notes or Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class D notes.
If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes or Class B notes, the required deposit for the Class A notes or Class B notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes or Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class C notes.
If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, the required deposit for the Class A notes will be an amount equal to the portion of the adjusted outstanding principal balance of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class B notes.
Coverage funding of the principal funding account will continue so long as described under “Description of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes” in this prospectus supplement.
For purposes of calculating the coverage funding requirements, the required subordinated amount of a senior class will be calculated as described in this prospectus supplement under “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount.”
When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-account and applied in accordance with the description in this prospectus supplement under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts.”
     With respect to the Class A(2006-A1) notes and the Class A(2006-A2) notes, the required deposits to the principal funding sub-account for any payment date are those described below in “Description of Series and Tranche Provisions — Required Deposits to the Class A(2006-A1) Principal Funding Sub-Account and the Class A(2006-A2) Principal Funding Sub-Account.”
Required Deposits to the Class A(2006-A1) Principal Funding Sub-Account and the Class A(2006-A2) Principal Funding Sub-Account
     With respect to the Class A(2006-A1) notes, and subject to “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” below, the amount required to be deposited into the principal funding sub-account on any payment date will be:

     (i) during the revolving period for the Class A(2006-A1) notes, no amount;
     (ii) during the accumulation period for the Class A(2006-A1) notes, an amount equal to the accumulation deposit amount for the related monthly period;
     (iii) during the early amortization period for the Class A(2006-A1) notes, an amount equal to the Class A(2006-A1) adjusted invested amount as of the close of business on the last day of the preceding monthly period (after giving effect to any reductions or increases occurring on such date); and
     (iv) if the depositor determines as of the end of the related monthly period that, after giving effect to all allocations and payments, the Class A(2006-A1) notes will be subject to coverage funding, the required deposit for the Class A(2006-A1) notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes that would need to be paid in order to permit payments or deposits with respect to principal of the Class B notes, the Class C notes or the Class D notes multiplied by a fraction, the numerator of which is the adjusted invested amount of the Class A(2006-A1) notes and the denominator of which is the adjusted invested amount of all Class A notes.
     On the earlier to occur of (i) the first principal payment date during the early amortization period and (ii) the Class A(2006-A1) expected final principal payment date, the indenture trustee, acting in accordance with written instructions from the servicer, will withdraw from the principal funding sub-account for the Class A(2006-A1) notes and distribute to the paying agent for payment to the Class A(2006-A1) noteholders the amounts deposited into the principal funding sub-account for the Class A(2006-A1) notes.
     The accumulation period for the Class A(2006-A1) notes is scheduled to commence at the close of business on February 28, 2007, although the beginning of the accumulation period may be delayed.
     With respect to the Class A(2006-A2) notes, and subject to “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” below, the amount required to be deposited into the principal funding sub-account on any payment date will be:
     (i) during the revolving period for the Class A(2006-A2) notes, no amount;
     (ii) during the accumulation period for the Class A(2006-A2) notes, an amount equal to the accumulation deposit amount for the related monthly period;
     (iii) during the early amortization period for the Class A(2006-A2) notes, an amount equal to the Class A(2006-A2) adjusted invested amount as of the close of business on the last day of the preceding monthly period (after giving effect to any reductions or increases occurring on such date); and
     (iv) if the depositor determines as of the end of the related monthly period that, after giving effect to all allocations and payments, the Class A(2006-A2) notes will be subject to coverage funding, the required deposit for the Class A(2006-A2) notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes that would need to be paid in order to permit payments or deposits with respect to principal of the Class B notes, the Class C notes or the Class D notes multiplied by a fraction, the numerator of which is the adjusted invested amount of the Class A(2006-A2) notes and the denominator of which is the adjusted invested amount of all Class A notes.
     On the earlier to occur of (i) the first principal payment date during the early amortization period and (ii) the Class A(2006-A2) expected final principal payment date, the indenture trustee, acting in accordance with written instructions from the servicer, will withdraw from the principal funding sub-account for the Class A(2006-A2) notes and distribute to the paying agent for payment to the Class A(2006-A2) noteholders the amounts deposited into the principal funding sub-account for the Class A(2006-A2) notes.
     The accumulation period for the Class A(2006-A2) notes is scheduled to commence at the close of business on May 31, 2008, although the beginning of the accumulation period may be delayed.
     If the accumulation period length is reduced to less than eight months, the date on which the accumulation period actually commences will be delayed to the close of business on the last day of the month prior to the month that is the number of whole months prior to the expected final principal payment date which is at least equal to the accumulation period length and, as a result, the number of monthly periods in the accumulation period will at least equal the accumulation period length. On the determination date twelve months prior to the expected final principal payment date, and each determination date thereafter until the accumulation period begins, the servicer will determine the accumulation period length.
Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches
     Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes
     No available principal collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class B notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) is at least equal to the Class A required subordinated amount.
     No available principal collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class C notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:
•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A required subordinated amount; and

•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B required subordinated amount.
     No available principal collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class D notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:
•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A required subordinated amount;
•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B required subordinated amount; and
•	the aggregate adjusted invested amount of all Class D notes (other than the Class D notes for which such deposit is required) must be at least equal to the Class C required subordinated amount.
     Available principal collections will be deposited in the principal funding sub-account of a tranche of subordinated notes, if and only to the extent that, such deposit is not contrary to any of the preceding paragraphs.
     Nothing described under this heading will prevent deposits of proceeds from the issuance of a foreclosure certificate and any amount permitted to be withdrawn from the cash collateral account or the spread account to the principal funding sub-account of a tranche of subordinated notes on the final maturity date of such tranche.
     Limit on Repayments of all Tranches
     No amounts on deposit in a principal funding sub-account, in the spread account or in the cash collateral account will be applied to pay principal of any tranche or to make a payment under a derivative agreement with respect to principal in excess of the highest outstanding principal balance of that tranche.
Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes
     Any payment of principal or deposit into a principal funding sub-account with respect to any tranche of a subordinated class will be restricted if it would occur at a time when the reduction of such tranche’s outstanding principal balance would be prohibited because it would cause a deficiency in the remaining required subordination for a more senior class. In this event, an amount equal to the portion of the adjusted outstanding principal balance of that more senior class that would have to cease to be outstanding in order to permit the payment or deposit with respect to that tranche of subordinated notes will be deposited into the principal funding sub-accounts for that more senior class.

     Funding of the principal funding sub-accounts for the senior classes of the AdvantaSeries will continue until sufficient coverage for the senior classes is achieved, when:
•	the outstanding principal balance of senior notes are sufficiently paid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	new subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	the principal funding sub-accounts for the senior notes are coverage funded to the extent that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes.
     For purposes of calculating the coverage funding requirements, the required subordinated amount for a senior class will be calculated as described in “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount” in this prospectus supplement.
     When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-accounts of the related senior classes and applied in accordance with the description in “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts — Withdrawals of Coverage Funding Excess Amounts” in this prospectus supplement. The adjusted invested amount of any coverage funded senior tranche will be increased by the amount withdrawn from the principal funding sub-account. If senior notes become payable as a result of a pay out event, event of default or other optional redemption, or upon the occurrence of the related expected final principal payment date, any coverage funding amounts on deposit in the principal funding sub-account for those notes will be paid to the related noteholders.
Withdrawals from Principal Funding Sub-Accounts
     After giving effect to all deposits to the principal funding account for a related monthly period and after all allocations and reallocations have been made, the following withdrawals from the principal funding sub-accounts will be made to the extent funds are available in the applicable principal funding sub-account. A tranche may be entitled to more than one of the following withdrawals with respect to any monthly period:
•	Withdrawals for Principal. On each applicable principal payment date (or as otherwise specified in the related terms document) for each tranche, an amount equal to the principal due on that tranche on the principal payment date will be withdrawn from the related principal funding sub-account and distributed to the paying agent or as otherwise specified in the related terms document for payment to the related noteholders.
•	Withdrawals in connection with Derivative Agreements. On each date on which a payment is required under a derivative agreement with respect to principal for a tranche

(or as otherwise specified in the related terms document), the amount of that payment will be withdrawn from the principal funding sub-account and paid to the derivative counterparty or as otherwise specified in the related terms document.
•	Withdrawals of Coverage Funding Excess Amounts. If the servicer on any date determines with respect to any of the Class A notes, Class B notes or Class C notes that, after giving effect to all issuances, deposits, allocations, reallocations and payments on that date that the coverage funding excess amount of that class is greater than zero, that amount will be withdrawn from the principal funding sub-account of that class and:
•	first, allocated among and deposited to the principal funding sub-accounts of the Class A notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

•	second, allocated among and deposited to the principal funding sub-accounts of the Class B notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

•	third, allocated among and deposited to the principal funding sub-accounts of the Class C notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

•	fourth, allocated among and deposited to the principal funding sub-accounts of the Class D notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

•	fifth, deposited in the cash collateral account in an amount equal to the cash collateral account deficit; and

•	sixth, any remaining amounts paid to the holders of the transferor beneficial interest.
•	Withdrawals on the Final Maturity Date. On the final maturity date of any tranche, after giving effect to any deposits, allocations, reallocations, issuances of foreclosure certificates or other payments to be made on that date, amounts on deposit in the principal funding sub-account of that tranche will be withdrawn from the related principal funding sub-account and distributed to the paying agent, or as otherwise specified in the related terms document, and applied to pay principal of that tranche, to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments as specified in the related terms document.
     Upon payment in full of any tranche, any remaining amount on deposit in the related principal funding sub-account will be first, applied to cover any interest shortfalls for other tranches, second, applied to cover principal funding sub-account shortfalls for other tranches and third, paid to the holder of the transferor beneficial interest.

Final Payment of the Notes
     Noteholders are entitled to payment of principal in an amount equal to the outstanding principal balance of their respective notes. However, available principal collections will be allocated to pay principal on the notes only up to their adjusted invested amount, which will be reduced for investor charge-offs and reallocations of available principal collections to pay required interest payments on senior notes or the monthly servicing fee. If a foreclosure certificate with respect to a tranche is sold, the certificate will represent foreclosure of principal receivables not in excess of the adjusted invested amount of the related tranche and any related finance charge and administrative receivables. If the adjusted invested amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent that proceeds from a sale of a foreclosure certificate, amounts received under any related derivative agreement, amounts withdrawn from the cash collateral account and the spread account (such amounts to be calculated pro rata based on the adjusted invested amount of such tranche), and amounts which have been previously deposited in any additional trust account for such tranche are sufficient to pay the full principal amount.
     A tranche will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:
•	the date on which the outstanding principal balance of such tranche, after giving effect to all deposits, allocations, reallocations and payments, is reduced to zero, and all interest accrued on such notes is paid in full;

•	the final maturity date of that tranche, after giving effect to all deposits, allocations, reallocations and payments to be made on that date; or

•	the date on which an issuance of a foreclosure certificate has occurred with respect to that tranche. See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement.
Credit Enhancement
     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.

     Investor charge-offs are generally first applied against the most subordinated classes of the AdvantaSeries notes. See “Description of Series and Tranche Provisions — Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.
Cash Collateral Account
     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes referred to as the “cash collateral account.” Amounts deposited in the cash collateral account will be used to fund shortfalls in earnings on amounts on deposit in the principal funding sub-accounts, shortfalls in required interest payments on the notes and shortfalls in payments of the monthly servicing fee and to cover AdvantaSeries defaulted amounts that are in excess of available finance charge collections and amounts withdrawn from the spread account.
     Required Deposits to the Cash Collateral Account
     On the date of issuance of a tranche of AdvantaSeries notes, the depositor is required to deposit, cause to be deposited or maintain funds in the cash collateral account so that the amount on deposit following that issuance is at least equal to the amount required to be on deposit, referred to as the “required cash collateral account amount.” On the closing date, $10,462,500 will be deposited into the cash collateral account which will increase the amount therein to $44,887,500, which will equal the required cash collateral account amount on such date. The required cash collateral account amount means on any date of determination the sum of:
     (i) the product of (a) 2.25% and (b) the aggregate adjusted outstanding principal balance of AdvantaSeries notes on that date of determination; plus
     (ii) the product of (a) the negative carry reserve percentage and (b) the amount of funds on deposit in the principal funding sub-accounts; provided, however, that after the occurrence and during the continuation of a portfolio decline event the amount in clause (a) will be the sum of the negative carry reserve percentage and the cash collateral account floor for amounts deposited in the principal funding sub-accounts during the portfolio decline event.
     However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects all AdvantaSeries notes, the required cash collateral account amount will be the amount determined for the date immediately prior to the date on which the pay out event shall have occurred. In no event will the required cash collateral account amount exceed the outstanding principal balance of the outstanding AdvantaSeries notes.
     The terms “cash collateral account floor,” “negative carry reserve percentage” and “portfolio decline event” are defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.
     On any payment date, available finance charge collections remaining after providing for reimbursements of any adjusted invested amount deficits, as described under “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement, will be used, if needed, to reimburse the cash collateral account for any cash collateral account deficit. In no event will the amount deposited cause the cash collateral account amount to exceed the required cash collateral account amount.
     On any payment date, amounts on deposit in the spread account in excess of the required spread account amount will be withdrawn and deposited in the cash collateral account to the extent of any cash collateral account deficit. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Fifth, Withdrawal of Excess Amounts” in this prospectus supplement.
     On any payment date, amounts on deposit in the principal funding sub-accounts remaining after certain other required withdrawals as described above under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts” in this prospectus supplement will be withdrawn and deposited in the cash collateral account to the extent of any cash collateral account deficit.
     Withdrawals from the Cash Collateral Account
     On each payment date, after giving effect to all deposits of funds to the cash collateral account and all allocations and reallocations have been made, the withdrawals specified below will be made from the cash collateral account, to the extent funds are available in the following priority:
•	First, Payments for PFA Earnings Shortfall. On or prior to each payment date (or as otherwise specified in the related terms document), an amount equal to any shortfall in PFA earnings will be withdrawn from the cash collateral account to the extent available and treated and used as available finance charge collections. The investment earnings on funds in the principal funding account (net of investment expenses and losses) during the period from and including the immediately preceding payment date to but excluding such payment date are referred to as “PFA earnings.” A shortfall exists to the extent PFA earnings are less than the PFA earnings target. The “PFA earnings target” on any payment date, is the product of (i) the aggregate amount on deposit in the principal funding sub-accounts for all tranches, multiplied by (ii) the weighted average interest rate of the outstanding notes of all tranches, multiplied by (iii) a fraction, the numerator of which is the actual number of days from and including the previous payment date through the day preceding such payment date and the denominator of which is 360.
•	Second, Payments of Interest and Servicing Fee. On each payment date (or as specified in the applicable terms document), after any withdrawals from the cash collateral account specified above, any application of available finance charge collections and any withdrawals from the spread account to pay the following amounts, the available cash collateral account amount will be withdrawn to the extent necessary and applied in the following priority:
(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	to cover any monthly servicing fee shortfall;

(iv)	to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	to pay any shortfall in the amount of required interest payments due on the Class D notes.
If the aggregate amount available for withdrawal from the cash collateral account on any payment date is less than all withdrawals required to be made from the cash collateral account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.
•	Third, Allocations of Defaulted Amounts. If on any payment date, the application of available finance charge collections and any amounts withdrawn from the spread account are insufficient to cover in full any AdvantaSeries defaulted amount, then an amount equal to the lesser of (a) the available cash collateral account amount (after giving effect to all withdrawals specified above) and (b) the AdvantaSeries defaulted amounts in excess of any available funds will be withdrawn from the cash collateral account and treated as a portion of available principal collections for that payment date.
•	Fourth, Withdrawal Prior to Final Maturity Date. If a foreclosure certificate for a tranche is to be issued prior to the final maturity date, or foreclosure certificates for multiple tranches are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the excess, if any, of (i) the available cash collateral account amount (after giving effect to all withdrawals specified above) over (ii) the required cash collateral account amount on such date, assuming for purposes of this clause (ii) that the adjusted outstanding principal balance of the accelerated tranche or tranches were reduced to zero on that day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.
•	Fifth, Withdrawal at Final Maturity Date. If the adjusted invested amount of any tranche is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any amounts withdrawn from the spread account and any proceeds to be realized from an issuance of a foreclosure certificate), the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the product of (1) the available cash collateral account amount (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.
•	Sixth, Withdrawal of Excess Amounts. If, on any payment date after giving effect to all withdrawals from and deposits to the cash collateral account, the available cash collateral account amount exceeds the required cash collateral account amount, the indenture trustee will, at the direction of the servicer, release the amount of such excess to the holder of the transferor beneficial interest. Any amounts withdrawn from the cash collateral account and distributed to the holder of the transferor beneficial interest as described above will not be available for distribution to noteholders.
     A tranche may be entitled to more than one of the withdrawals specified above in a particular month.
Spread Account
     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes referred to as the “spread account.” Amounts deposited in the spread account will be used to fund shortfalls in required interest payments on AdvantaSeries notes and shortfalls in the monthly servicing fee and to cover AdvantaSeries defaulted amounts to the extent not covered by available finance charge collections.
     Required Deposits to the Spread Account
     The spread account will be funded on each payment date, as necessary, from available finance charge collections as described under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement. The aggregate deposit required to be made to the spread account on any payment date is equal to the required spread account amount minus any amount on deposit in the spread account prior to such deposit. On the date of issuance of a tranche of AdvantaSeries notes, the depositor is required to deposit or cause to be deposited in the spread account an amount so that following that issuance the ratio of (a) the amount on deposit in the spread account to (b) the required spread account amount is at least equal to the same ratio immediately preceding that issuance.
     The term “required spread account amount” is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.

     Withdrawals from the Spread Account
     After giving effect to all deposits of funds to the spread account on any payment date and after all allocations and reallocations have been made for that payment date, the following withdrawals will be made from the spread account, to the extent funds are available in the following priority. A tranche may be entitled to more than one of the following withdrawals with respect to any payment date:
•	First, Payments of Interest and Servicing Fee. On each payment date (or as otherwise specified in the applicable terms document), if the amount of available finance charge collections is insufficient to pay in full the amount of required interest payments due on the notes or the amount of the monthly servicing fee on that payment date, an amount equal to the lesser of (a) the amount on deposit in the spread account and (b) the aggregate amount of those deficiencies will be withdrawn from the spread account and applied in the following priority:
(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	to pay the servicer any monthly servicing fee shortfall;

(iv)	to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	to pay any shortfall in the amount of required interest payments due on the Class D notes.
If the aggregate amount available for withdrawal from the spread account on any payment date is less than all withdrawals required to be made from the spread account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and within each class pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.
•	Second, Allocations of Defaulted Amounts. If, on any payment date, the application of available finance charge collections is insufficient to cover in full any AdvantaSeries defaulted amount, then an aggregate amount equal to the lesser of (a) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) and (b) AdvantaSeries defaulted amounts in excess of any available funds will be withdrawn from the spread account, and treated as a portion of available principal collections for that payment date.

•	Third, Withdrawal Prior to Final Maturity Date. If a foreclosure certificate for a tranche is to be issued prior to the final maturity date or foreclosure certificates for multiple tranches are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the excess, if any, of (i) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) over (ii) the required spread account amount on such date, assuming for purposes of this clause (ii) that the initial principal balance of each such accelerated tranche were reduced to zero on such day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.
•	Fourth, Withdrawal at Final Maturity Date. If the adjusted invested amount of any tranche is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any proceeds to be realized from the issuance of a foreclosure certificate and any withdrawals from the cash collateral account as described above under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date”), the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the product of (1) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.
•	Fifth, Withdrawal of Excess Amounts. If, on any payment date after giving effect to all withdrawals from and deposits to the spread account, the aggregate amount on deposit in the spread account exceeds the required spread account amount, the indenture trustee will, at the direction of the servicer, withdraw such excess and deposit it in the cash collateral account to the extent of any cash collateral account deficit. Any amount on deposit in the spread account in excess of the required spread account amount and not needed for deposit in the cash collateral account will, at the direction of the servicer, be released by the indenture trustee to the holder of the transferor beneficial interest. Any amounts withdrawn from the spread account and distributed to the holder of the transferor beneficial interest as described above will not be available for distribution to noteholders.
     The holder of the transferor beneficial interest is entitled to the excess cash flows from the allocation of available finance charge collections and the allocation of available principal collections as described under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” and “— Application of Available Principal Collections”

in this prospectus supplement, and excess amounts on deposit in the cash collateral account and spread account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” and “— Spread Account — Withdrawals from the Spread Account” in this prospectus supplement. As of the date of this prospectus supplement, the holder of 100% of the transferor beneficial interest is the depositor.
Subordination of Interest and Principal
     The Class B notes generally will not receive required interest payments on any payment date until the Class A notes have received their required interest payment on such date.
     The Class C notes generally will not receive required interest payments on any payment date until the Class A notes and the Class B notes have received their required interest payments and the monthly servicing fee has been paid on such date.
     The Class D notes generally will not receive required interest payments on any payment date until the Class A notes, the Class B notes and the Class C notes have received their required interest payments and the monthly servicing fee has been paid on such date.
     Available principal collections on any payment date will be used, to the extent needed and subject to the limitations described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, to pay required interest payments on the Class A, Class B and Class C notes, and to pay the monthly servicing fee to the extent other sources are not available. After such amounts are paid, available principal collections will be used to fund the principal funding sub-accounts of the relevant classes in the following order: first, of the Class A notes, second, of the Class B notes, third, of the Class C notes, and fourth, of the Class D notes. In general, each of the classes of more subordinated notes serves as credit enhancement for all of the classes of more senior notes, regardless of whether the subordinated notes are issued before, at the same time as or after the more senior notes.
     In the AdvantaSeries, payment of principal may be made on subordinated notes before payment in full of senior notes only under the following circumstances:
•	if after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this may mean that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding;
•	if the principal funding sub-accounts for the senior notes have been sufficiently funded as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes” in this prospectus supplement;

•	if new tranches of subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that have reached their expected final principal payment dates are no longer necessary to provide the required subordination; or
•	if a tranche of subordinated notes reaches its final maturity date.
     Available principal collections remaining after any application to pay required interest payments with respect to the senior notes or to pay the monthly servicing fee will be applied to make required deposits to the principal funding sub-accounts of the senior notes before being applied to make required deposits to the principal funding sub-accounts of the subordinated notes.
Required Subordinated Amount and Conditions to Issuance
     The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. Generally, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes, the following conditions must be satisfied after giving effect to that new issuance:
•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,
•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and
•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.
Class A Required Subordinated Amount
     The Class A required subordinated amount is generally equal to the product of (x) 21.5805% (17.75 divided by 82.25) and (y) the adjusted outstanding principal balance of the Class A notes.
     However, after a pay out event has occurred for any tranche of Class A notes and for so long as it is continuing, the Class A required subordinated amount will be the greater of (x) the Class A required subordinated amount on that date and (y) the Class A required subordinated amount on the date immediately prior to that pay out event.
Class B Required Subordinated Amount
     The Class B required subordinated amount is generally equal to the product of (x) 8.9918% (8.25 divided by 91.75) and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.

     However, after a pay out event has occurred for any tranche of Class B notes and for so long as it is continuing, the Class B required subordinated amount will be the greater of (x) the Class B required subordinated amount on that date and (y) the Class B required subordinated amount on the date immediately prior to that pay out event.
Class C Required Subordinated Amount
     The Class C required subordinated amount is generally equal to the product of (x) 3.6269% (3.50 divided by 96.50) and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.
     However, after a pay out event has occurred for any tranche of Class C notes and for so long as it is continuing, the Class C required subordinated amount will be the greater of (x) the Class C required subordinated amount on that date and (y) the Class C required subordinated amount on the date immediately prior to that pay out event.
     The issuing entity may change the above required subordinated percentages, the required subordinated amount for any class of notes or the methodology of computing the required subordinated amount, or may substitute another form of credit enhancement for the subordination structure in order to provide senior notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuing entity must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.
Additional Credit Enhancement
     The depositor may at any time in its sole discretion arrange for any additional credit enhancement for the benefit of any class or tranche. This additional credit enhancement may be in the form of additional cash collateral, a letter of credit, surety bond, the purchase of interest rate caps or swaps and/or another form of credit enhancement, provided that the form and amount of additional credit enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding class or tranche.
Defaulted Receivables; Investor Charge-Offs
     The “AdvantaSeries defaulted amount” represents the AdvantaSeries’ share of losses from the trust portfolio. For each payment date, the servicer will calculate the AdvantaSeries defaulted amount by multiplying:
•	the “floating investor percentage” for the related monthly period; by

•	the “defaulted amount,” which is the total amount of principal receivables, other than ineligible receivables, in the trust portfolio that were charged-off for the related monthly period.

     The term floating investor percentage is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.
     If, on any payment date, the AdvantaSeries defaulted amount exceeds the amount of available finance charge collections and the amounts withdrawn from the spread account and the cash collateral account, in each case allocated to fund this amount for the prior month, then the adjusted invested amount will be reduced by the excess as an “investor charge-off.” Adjusted invested amount deficits may be reimbursed subsequently from amounts of available finance charge collections allocated as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections.” If the adjusted invested amount of the AdvantaSeries is reduced to zero, the AdvantaSeries will not receive any further allocations of collections of finance charge and administrative receivables and collections of principal receivables.
Excess Finance Charge Collections
     Available finance charge collections for the AdvantaSeries (excluding excess finance charge collections) remaining after making the application described in the first ten clauses of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” above will be made available for allocation to other series in group one that are designated to share excess finance charge and administrative receivables. These amounts are referred to as “excess finance charge collections.” Such amounts will be allocated to cover certain shortfalls in available finance charge collections for the series in group one, if any, which are in excess of available finance charge collections allocable to such series.
     For each payment date, excess finance charge collections will be allocated to the AdvantaSeries in an amount equal to the product of (1) the total amount of excess finance charge collections and (2) a fraction, the numerator of which is the finance charge shortfall for the AdvantaSeries and the denominator of which is the total amount of shortfalls in available finance charge collections for all series in group one that are designated to share excess finance charge collections. The “finance charge shortfall” for the AdvantaSeries for any payment date will be equal to any excess of the full amount required to be paid, without duplication, as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement on such payment date, over the amount of available finance charge collections (excluding excess finance charge collections) allocated to pay such amounts.
     There can be no assurance that there will be any excess finance charge collections for group one for any monthly period. Other series issued by the issuing entity may be included in group one, but there can be no assurance that any other series will be included in group one. The amount of finance charge shortfall for any other series will be calculated as described in the documents governing each series.
Shared Principal Collections
     Available principal collections for the AdvantaSeries (excluding shared principal collections) remaining after making the application described in the first five bullet points in

“Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement will be made available for allocation to other series included in group one that are designated to share principal collections. If available principal collections for the AdvantaSeries are insufficient to make the payments described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the AdvantaSeries will have access to available principal collections from other series in group one for that payment date to the extent, if any, they exceed the amounts necessary to make required payments for those series. These principal collections that are available for sharing among series are referred to as “shared principal collections.”
     The servicer will allocate the shared principal collections of all series to cover certain shortfalls in available principal collections for the series in group one, if any, which are in excess of the available principal collections allocable to that series. These shortfalls in available principal collections allocated to the series are referred to as “principal shortfalls.”
     Shared principal collections will not be used to cover investor charge-offs for any series. To the extent that shared principal collections exceed principal shortfalls, the balance will be paid to the holder of the transferor beneficial interest only if the transferor interest on that date is greater than the required transferor interest (after giving effect to all principal receivables transferred to the issuing entity on that date) and otherwise will be deposited into the excess funding account. The depositor may also, at its option, direct the indenture trustee to deposit in the excess funding account amounts otherwise payable to the holder of the transferor beneficial interest. If a pay out event occurs that affects the AdvantaSeries as a whole, then during the resulting early amortization period which affects all AdvantaSeries notes, no shared principal collections from other series in group one will be allocated to make principal payments on AdvantaSeries notes. If a pay out event occurs that affects less than all tranches and classes of AdvantaSeries notes, then during the resulting early amortization period or periods, shared principal collections from other series in group one will be allocated to make principal payments on the affected tranches or classes.
     Shared principal collections for series in group one for each payment date will be allocated to the AdvantaSeries in an amount equal to (1) the total amount of shared principal collections for all series in group one for that payment date, multiplied by (2) a fraction, the numerator of which is the AdvantaSeries principal shortfall for that payment date and the denominator of which is the total amount of principal shortfalls for that payment date for all series of group one that are principal sharing series.
     The “AdvantaSeries principal shortfall” for any payment date will be equal to (a) if a pay out event with respect to all AdvantaSeries notes has occurred, zero and otherwise (b) any excess of the full amount required to be paid as described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement over the amount of available principal collections (excluding any portion thereof attributable to shared principal collections). The depositor, when authorized by an officer’s certificate, may amend or otherwise modify this definition of AdvantaSeries principal shortfall if the depositor obtains confirmation from each rating agency then rating any outstanding notes that the amendment or modification will not cause a reduction or withdrawal of the then-existing ratings of any outstanding notes.
Issuances of New Classes and Tranches of AdvantaSeries Notes
     Conditions to Issuance
     The issuing entity may issue new classes and tranches of AdvantaSeries notes (including additional notes of an outstanding tranche or class) at any time and in any amount, so long as the following conditions, among others, are satisfied:
•	on or prior to the fifth business day before the related closing date, the depositor delivers notice of such new issuance to the owner trustee, the indenture trustee and each rating agency;

•	the conditions to issuance listed in “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus are satisfied;

•	when issued, the additional notes of an outstanding tranche will be identical in all respects to the other outstanding notes of that tranche and will be equally and ratably entitled to the benefits of the indenture and the AdvantaSeries indenture supplement as the other outstanding notes of that tranche without preference, priority or distinction;

•	on or prior to the related issuance, the depositor will have deposited, cause to have been deposited or has maintained funds in the spread account so that immediately after the issuance of the new notes, the ratio of the amount on deposit in the spread account to the required spread account amount is equal to or greater than the same ratio immediately preceding such issuance;

•	immediately after the issuance, with respect to the Class A notes, the sum of the adjusted invested amounts of the Class B notes, the Class C notes and the Class D notes is at least equal to the Class A required subordinated amount;

•	immediately after the issuance, with respect to the Class B notes, the sum of the adjusted invested amounts of the Class C notes and the Class D notes is at least equal to the Class B required subordinated amount;

•	immediately after the issuance, with respect to the Class C notes, the adjusted invested amount of the Class D notes is at least equal to the Class C required subordinated amount;

•	on or prior to the related issuance, the depositor will have deposited, cause to have been deposited or has maintained funds in the cash collateral account so that immediately after the issuance of the new notes, the amount on deposit in the cash collateral account is at least equal to the required cash collateral account amount; and

•	any other conditions specified in the related terms document.

     The issuing entity and the indenture trustee are not required to provide prior notice to, permit the prior review by, or obtain the consent of any noteholder of any outstanding class or tranche to issue any additional notes of any series, class or tranche. There are no restrictions on the timing or amount of any additional issuance of AdvantaSeries notes of an outstanding class or tranche, so long as the conditions described above are met or waived.
Modification or Waiver of Issuance Conditions
     If the issuing entity obtains confirmation from each rating agency that has rated any outstanding series, class or tranche, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction, qualification or withdrawal of the ratings of any outstanding series, class or tranche rated by that rating agency, then any or all of the conditions to issuance described above and under “Description of the Notes — Issuances of Additional Series, Classes and Tranches of Notes” in the prospectus may be waived or modified. In addition, the issuing entity may issue rated AdvantaSeries notes subject to waived, modified or additional conditions agreed to between the issuing entity and each rating agency rating such notes.
Servicing Compensation and Payment of Expenses
     The share of the servicing fee allocable to the AdvantaSeries for any payment date will be equal to one-twelfth of the product of (a) the “servicing fee rate” of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that monthly period. This amount is referred to as the “monthly servicing fee.” However, for the first payment date after the issuance of the Class A(2006-A1) notes and the Class A(2006-A2) notes, the monthly servicing fee related to the Class A(2006-A1) notes and the Class A(2006-A2) notes will equal $400,000. The servicing fee rate may be increased upon the written direction of noteholders holding 66 2/3% or more of the then-outstanding principal balance of each class and tranche of AdvantaSeries notes and upon written confirmation from each rating agency then rating any AdvantaSeries notes that the increase in the servicing fee rate will not cause a reduction or withdrawal of the rating of any outstanding class or tranche of AdvantaSeries notes.
     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement or the related terms document to be payable by the issuing entity or the noteholders other than federal, state and local income and franchise taxes, if any, of the issuing entity.

Pay Out Events
     There are two types of pay out events: AdvantaSeries pay out events that apply only to notes of the AdvantaSeries; and trust pay out events that apply to notes of all series, all classes and all tranches of the issuing entity.
     With respect to a class or tranche of AdvantaSeries notes, an “AdvantaSeries pay out event” refers to any of the following events:
     (a) failure by the depositor (i) to make any payment or deposit required on the date required under the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, or within the applicable grace period which shall not exceed 5 business days or (ii) to observe or perform any other covenants or agreements of the depositor set forth in the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, which failure has a material adverse effect on the AdvantaSeries noteholders and which continues unremedied for a period of sixty days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;
     (b) any representation or warranty made by the depositor in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement, or any information required to be given by the depositor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the depositor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;
     (c) for any month, the average of the excess spread amount for the three preceding monthly periods is less than the required excess spread amount for such month;
     (d) an event of default and acceleration with respect to a class or tranche occurs under the indenture or the AdvantaSeries indenture supplement; or
     (e) the outstanding principal balance of any class or tranche is not paid in full on its expected final principal payment date; or

     (f) the occurrence of any additional event listed in a terms document as constituting an AdvantaSeries pay out event with respect to a specific tranche.
     A “trust pay out event” refers to any of the following events:
     (i) a failure by the depositor (including any additional depositor) to transfer receivables in additional accounts to the issuing entity within five business days after the date required by the transfer and servicing agreement;
     (ii) any servicer default occurs which would have a material adverse effect on the noteholders;
     (iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the depositor, the sponsor or the servicer;
     (iv) the depositor (and any additional transferor) is unable to transfer receivables to the issuing entity in accordance with the provisions of the transfer and servicing agreement; or
     (v) the issuing entity becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.
     The AdvantaSeries pay out events and trust pay out events together are referred to as “pay out events.”
     In the case of any AdvantaSeries pay out event described in clause (a) or (b) or any trust pay out event described in clause (ii) above, a pay out event will be deemed to have occurred with respect to AdvantaSeries notes only if, after any applicable grace period, either the indenture trustee or the holders of AdvantaSeries notes evidencing interests aggregating not less than 50% of the then outstanding principal balance of AdvantaSeries notes, by written notice to the depositor and the servicer, and to the indenture trustee if given by the AdvantaSeries noteholders, declare that a pay out event has occurred with respect to AdvantaSeries notes as of the date of the notice.
     In the case of any trust pay out event described in clause (i), (iii), (iv) or (v), a pay out event with respect to all series then outstanding, and in the case of any AdvantaSeries pay out event described in clause (c), a pay out event with respect to all AdvantaSeries notes, will occur without any notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraphs (d) or (e) above constitutes a pay out event only with respect to the affected tranche and will occur without notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraph (f) above constitutes a pay out event only with respect to the affected tranche and will occur in the manner provided in the related terms document.

     See “Description of the Notes — Pay Out Events” in the prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the depositor.
Events of Default
     The events of default that may affect the notes as well as the rights and remedies available when an event of default occurs are described below and in “The Indenture — Events of Default; Rights upon Event of Default” in the prospectus.
     If an event of default occurs as a result of the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity, then the unpaid principal and interest due on the notes of all series will be immediately due and payable. If any other event of default occurs, then the indenture trustee or the noteholders holding more than 50% of the notes of the affected series, class or tranche may declare all the notes of that series, class or tranche to be immediately due and payable.
     If an event of default occurs with respect to a tranche—whether or not that is also an event of default for other tranches and/or series—and the tranche is accelerated, then one of the remedies available is to institute proceedings for the complete or partial foreclosure of the collateral which secures the tranche by causing the issuing entity to issue a foreclosure certificate. If the conditions for the issuance of a foreclosure certificate are met, the foreclosure certificate can be issued either to the affected noteholders or a third party. The issuance of a foreclosure certificate will take place at the option of the indenture trustee or at the direction of the holders of notes representing more than 50% of the outstanding principal balance of the affected tranche—or if all tranches within the AdvantaSeries are affected, 50% of the outstanding principal balance of the AdvantaSeries. However, the issuance of a foreclosure certificate will only be permitted if at least one of the following conditions is met:
•	the holders of 90% of the outstanding principal balance of the accelerated tranche consent;
•	the net proceeds of the issuance of the foreclosure certificate plus any amounts on deposit in the affected tranche’s principal funding sub-account and any amounts available from other accounts as described below would be sufficient to pay all amounts due on the accelerated tranche; or
•	the indenture trustee determines that the funds available to the accelerated tranche from available finance charge collections, available principal collections, any amounts on deposit in the applicable principal funding sub-account and any amounts available from other accounts as described below may not be sufficient on an ongoing basis to make all payments on the accelerated tranche as such payments would have become due if the acceleration had not occurred and 66 2/3% of the noteholders of the accelerated tranche consent to the issuance of the foreclosure certificate.
     If the subordination provisions of senior notes prevent payment of any tranche, any issuance of a foreclosure certificate will be delayed for that tranche, but not beyond its final maturity date. Such issuance will be delayed until the senior classes have accumulated adequate coverage funding amounts in their principal funding sub-accounts or a sufficient amount of senior notes have been repaid or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche which has been accelerated is no longer needed to provide the required subordination for the senior classes.
     If an event of default and acceleration occurs with respect to any tranche when the subordination provisions do not prevent payment of principal on that tranche, then a foreclosure certificate may be issued for that tranche prior to the final maturity date for the tranche.
     A “foreclosure certificate” represents an undivided interest in the assets of the issuing entity. A foreclosure certificate, if issued, will be in an amount equal to the adjusted invested amount of the tranche that has been accelerated, but before giving effect to (i) any amounts withdrawn from the spread account as described under “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Fourth, Withdrawal at Final Maturity Date” or “— Third, Withdrawal Prior to Final Maturity Date” in this prospectus supplement, (ii) any amounts withdrawn from the cash collateral account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date” or “— Fourth, Withdrawal Prior to Final Maturity Date” and (iii) any proceeds to be realized from an issuance of a foreclosure certificate.
     The amount, if any, which would be available to a tranche from the cash collateral account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date” in this prospectus supplement. The amount, if any, which would be available to a tranche from the spread account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Spread Account — Withdrawal from the Spread Account — Fourth, Withdrawal at Final Maturity Date” in this prospectus supplement.
     The issuance of a foreclosure certificate for a tranche will require surrender of the accelerated notes. After a foreclosure certificate is issued for a tranche, notes of that tranche will no longer be outstanding and a noteholder will cease to have any claim against the issuing entity.
     The amount of the foreclosure certificate will be equal to the adjusted invested amount of the accelerated tranche. However, the proceeds of the foreclosure certificate may be more or less than the adjusted invested amount of that tranche.
     Any funds collected by the indenture trustee following acceleration of the notes of a class or tranche, including amounts available from the cash collateral account and the spread account and any proceeds from the issuance of a foreclosure certificate to a third party, will be distributed as follows:
•	first, to the indenture trustee for its compensation and expenses;
•	second, to pay principal on the notes of the affected class or tranche;

•	third, to pay interest on the notes of the affected class or tranche; and
•	fourth, to be deposited in the collection account to be treated as available finance charge collections.
     Before a foreclosure certificate can be issued, the indenture trustee must obtain an opinion of counsel to the effect that the exercise of the foreclosure remedy and issuance of the foreclosure certificate will not cause the issuing entity or any portion of the issuing entity to be deemed an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes and will comply with applicable federal and state securities laws.
Reports to Noteholders
     On each payment date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in “Description of the Notes — Reports to Noteholders” in the prospectus.
ERISA Considerations
General
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee plan or other retirement plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing, each being referred to as a “plan,” and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to Title I of ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such plan be made in accordance with the documents governing such plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be fiduciary of the plan.
     Employee plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA requirements, but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code, referred to as a “Similar Law.” Such plans not subject to Title I of ERISA, together with plans, are referred to herein as “benefit plans.”
     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the plan. Under a regulation issued by the United States Department of Labor, referred to as the “plan assets regulation,” the assets of a trust would be treated as plan assets of the plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on how this definition applies, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.
     Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a plan.
Purchases of the Notes
     Without regard to whether the assets of the trust are considered “plan assets,” the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity, the owner of 50% or more of the equity interest in the issuing entity, the owner trustee, the indenture trustee, the underwriter, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such plan. In that case, certain exemptions, referred to as “prohibited transaction class exemptions” or “PTCEs,” from the prohibited transaction rules could be applicable, depending on the type of plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by independent “qualified professional asset managers”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by certain “in-house asset managers”). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, any other exemption, will be available with respect to any particular transaction involving the notes.
     Unless otherwise permitted under a prohibited transaction class or individual exemption, the notes may not be purchased with the assets of a plan, if the sponsor, the depositor, the indenture trustee, the owner trustee, the servicer, any swap counterparty, any underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs for such plan; or (c) is an employer maintaining or contributing to such plan.
     Prospective plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.
     Each note owner and transferee of a note will be deemed to represent and warrant to the issuing entity and the indenture trustee that either (i) it is not a benefit plan or (ii) it is a benefit plan and its acquisition and holding of such note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a benefit plan subject to Similar Law, will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such note in violation of the foregoing. The sale of any of the notes to a benefit plan is not a representation by the depositor, the underwriters, the owner trustee or the indenture trustee that such an investment meets all relevant legal requirements relating to investments by benefit plans generally or by any particular benefit plan, or that such an investment is appropriate for benefit plans generally or for any particular benefit plan.
Use of Proceeds
     A portion of the net proceeds of the sale of the offered notes will be used to satisfy the tender of the outstanding principal amount of the Series 1997-A Class A notes and Class B notes previously issued by the issuing entity. The remainder of the net proceeds will be used for general corporate purposes.
Underwriting
     Subject to the terms and conditions set forth in the underwriting agreement dated March 7, 2006, relating to the Class A(2006-A1) notes and the Class A(2006-A2) notes, referred to as the “underwriting agreement,” among the depositor, the sponsor and the applicable underwriters named below, referred to as the “underwriters,” the depositor has agreed to sell to each of the underwriters, and each of those underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Principal Amount of
Class A(2006-A1) Underwriters	Class A(2006-A1) Notes
Deutsche Bank Securities Inc.	$97,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$97,500,000
Lazard Capital Markets LLC	$5,000,000

Total	$200,000,000

Principal Amount of
Class A(2006-A2) Underwriters	Class A(2006-A2) Notes
Deutsche Bank Securities Inc.	$122,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$122,500,000
Lazard Capital Markets LLC	$5,000,000

Total	$250,000,000

     In the underwriting agreement, the applicable underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all $200,000,000 aggregate principal amount of the Class A(2006-A1) notes and all $250,000,000 aggregate principal amount of the Class A(2006-A2) notes offered hereby, if any of the notes are purchased.
     The Class A(2006-A1) underwriters propose initially to offer the Class A(2006-A1) notes to the public at 99.96613% of their principal balance and to certain dealers at that price less concessions not in excess of 0.120% of the principal balance of the Class A(2006-A1) notes. The Class A(2006-A1) underwriters may allow, and the dealers may reallow, concessions not in excess of 0.060% of the principal balance of the Class A(2006-A1) notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A(2006-A1) underwriters.
     The Class A(2006-A2) underwriters propose initially to offer the Class A(2006-A2) notes to the public at 100.00% of their principal balance and to certain dealers at that price less concessions not in excess of 0.120% of the principal balance of the Class A(2006-A2) notes. The Class A(2006-A2) underwriters may allow, and the dealers may reallow, concessions not in excess of 0.060% of the principal balance of the Class A(2006-A2) notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A(2006-A2) underwriters.
     The issuing entity will receive proceeds of approximately $199,532,260 from the sale of the Class A(2006-A1) notes (representing 99.76613% of the initial outstanding principal balance of the Class A(2006-A1) notes) after paying the underwriting discount of $400,000 (representing 0.20000% of the initial outstanding principal balance of the Class A(2006-A1) notes). Additional offering expenses related to the Class A(2006-A1) notes are estimated to be $275,000. The Class A(2006-A1) underwriters have agreed to reimburse certain offering expenses of the depositor.
     The issuing entity will receive proceeds of approximately $249,500,000 from the sale of the Class A(2006-A2) notes (representing 99.80% of the initial outstanding principal balance of the Class A(2006-A2) notes) after paying the underwriting discount of $500,000 (representing 0.20% of the initial outstanding principal balance of the Class A(2006-A2) notes). Additional offering expenses related to the Class A(2006-A2) notes are estimated to be $275,000. The Class A(2006-A2) underwriters have agreed to reimburse certain offering expenses of the depositor.
     Each Class A(2006-A1) underwriter of the Class A(2006-A1) notes and each Class A(2006-A2) underwriter of the Class A(2006-A2) notes has represented and agreed that:
•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, referred to as the “FSMA,” with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and
•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.
     The depositor and the sponsor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the depositor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.
     Lazard Capital Markets LLC, referred to as “Lazard Capital Markets,” has entered into an agreement with Mitsubishi UFJ Securities (USA), Inc., referred to as “MUS(USA),” pursuant to which MUS(USA) provides certain advisory and/or other services to Lazard Capital Markets, including in respect of this offering. In return for the provision of such services by MUS(USA) to Lazard Capital Markets, Lazard Capital Markets will pay to MUS(USA) a mutually agreed upon fee.
     As discussed under “Use of Proceeds” in this prospectus supplement, a portion of the net proceeds of the sale of the offered notes will be used to satisfy the tender of the outstanding principal amount of the Series 1997-A Class A and Class B notes previously issued by the issuing entity. The Series 1997-A Class A and Class B notes are held by a commercial paper conduit for which The Bank of Tokyo-Mitsubishi UFJ, Ltd., an affiliate of MUS(USA), provides the liquidity lines and acts as agent.
     Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank Trust Company Americas, the indenture trustee.
     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the sponsor or its affiliates.

Affiliations and Certain Relationships and Related Transactions
     The sponsor, the servicer and the depositor are affiliated entities and the ultimate parent of each is Advanta Corp. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the servicer or the depositor that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities. There is no such material business relationship, arrangement or other understanding between any such Advanta entity, on the one hand, and the indenture trustee or the owner trustee, on the other hand.
Legal Matters
     Certain legal matters relating to the issuance of the Class A(2006-A1) notes and Class A(2006-A2) notes will be passed upon for the depositor by McKee Nelson LLP, special counsel to the transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Class A(2006-A1) notes and Class A(2006-A2) notes will be passed upon for the depositor by McKee Nelson LLP. Certain legal matters relating to the issuance of the Class A(2006-A1) notes and Class A(2006-A2) notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

Glossary of Terms for Prospectus Supplement
     “2005 Act” means the U.S. Bankruptcy Abuse Prevention and Consumer Protection Act.
     “accumulation amount” means,
     (i) with respect to the Class A(2006-A1) notes, for any payment date occurring during the accumulation period, $25,000,000; provided, however, that if the accumulation period length for the Class A(2006-A1) notes is determined to be less than eight months pursuant to the Class A(2006-A1) terms document, the accumulation amount for each payment date with respect to the accumulation period will be equal to (a) the outstanding principal balance of the Class A(2006-A1) notes divided by (b) the accumulation period length;
     (ii) with respect to the Class A(2006-A2) notes, for any payment date during the accumulation period, $31,250,000; provided, however, that if the accumulation period length for the Class A(2006-A2) notes is determined to be less than eight months pursuant to the Class A(2006-A2) terms document, the accumulation amount for each payment date with respect to the accumulation period will be equal to (a) the outstanding principal balance of the Class A(2006-A2) notes divided by (b) the accumulation period length; and
     (iii) with respect to any other tranche of AdvantaSeries notes, the amount specified in the related terms document.
     “accumulation deposit amount” means, unless otherwise specified in a terms document, for any payment date occurring during the accumulation period, an amount equal to the sum of the accumulation amount for that payment date and any existing accumulation shortfall.
     “accumulation period” means,
     (i) with respect to the Class A(2006-A1) notes, unless a pay out event has occurred, the period commencing at the close of business on February 28, 2007 or such later date as is determined, and ending on the first to occur of (a) the commencement of the early amortization period, (b) the payment in full of the outstanding principal balance of the Class A(2006-A1) notes and (c) the Class A(2006-A1) final maturity date;
     (ii) with respect to the Class A(2006-A2) notes, unless a pay out event has occurred, the period commencing at the close of business on May 31, 2008 or such later date as is determined, and ending on the first to occur of (a) the commencement of the early amortization period, (b) the payment in full of the outstanding principal balance of the Class A(2006-A2) notes and (c) the Class A(2006-A2) final maturity date; and
     (iii) with respect to any other class or tranche, the period specified in the related terms document.
     “accumulation period factor” means, for the purpose of calculating the accumulation period length for any tranche, with respect to any monthly period, a fraction, the numerator of which is equal to the sum of the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) for all outstanding series, and the denominator of which is equal to the sum of (a) the initial principal balance of such tranche, (b) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches (without duplication) which are not expected to be in their revolving periods, and (c) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches (without duplication) which are not allocating shared principal collections to other series and are in their revolving periods; provided, however, that this definition may be changed at any time if each rating agency confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche.
     “accumulation period length” means, for a tranche of AdvantaSeries notes, the number of whole months such that the related accumulation period factor for each month during such period will be equal to or greater than the required accumulation factor number; provided, that, the accumulation period length may not be less than one month and that the determination of the accumulation period length may be changed at any time upon receipt of confirmation from each rating agency that such change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche.
     “accumulation shortfall” means (a) on the first payment date during the accumulation period, zero and (b) on each subsequent payment date during the accumulation period, the excess, if any, of the accumulation deposit amount for the previous payment date over the amount deposited into the principal funding account for the previous payment date.
     “adjusted invested amount” means, for any tranche of AdvantaSeries notes or for all AdvantaSeries notes, the amount described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement. The adjusted invested amount for the AdvantaSeries will be the sum of the adjusted invested amounts for all tranches of AdvantaSeries notes.
     “adjusted invested amount deficit” means, with respect to any tranche of AdvantaSeries notes, the excess of the adjusted outstanding principal balance of that tranche over the adjusted invested amount of that tranche. The adjusted invested amount deficit for the AdvantaSeries will be the sum of the adjusted invested amount deficit for all tranches of AdvantaSeries notes.
     “AdvantaSeries defaulted amount” means, with respect to any payment date, an amount equal to the product of (a) the defaulted amount for the related monthly period and (b) the floating investor percentage for such monthly period.
     “AdvantaSeries indenture supplement” means the indenture supplement relating to AdvantaSeries notes between the issuing entity and the indenture trustee dated as of November 1, 2004.
     “AdvantaSeries notes” means the Class A notes, the Class B notes, the Class C notes and the Class D notes of the AdvantaSeries.

     “AdvantaSeries pay out event” means any of the AdvantaSeries pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.
     “AdvantaSeries principal shortfall” means, the amount described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.
     “AdvantaSeries reset date” means, any date that is (i) an addition date, (ii) a date on which an increase or decrease in the adjusted invested amount of any tranche of AdvantaSeries notes that is a variable principal funding tranche occurs, (iii) an account removal date or (iv) a date on which an increase in the adjusted invested amount of the AdvantaSeries occurs as a result of (A) the issuance of a new tranche of AdvantaSeries notes or the issuance of additional notes of an outstanding tranche of AdvantaSeries notes, or (B) the release of coverage funding excess amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during the related monthly period) for any class or tranche of AdvantaSeries notes from the applicable principal funding sub-account.
     “aggregate outstanding principal balance” means, on any date of determination, the outstanding principal balances of all classes of outstanding AdvantaSeries notes.
     “AMCSI” means Advanta Mortgage Conduit Services, Inc.
     “AMCUSA” means Advanta Mortgage Corp. USA.
     “available cash collateral account amount” means, with respect to any payment date, an amount equal to the lesser of (a) the amount on deposit in the cash collateral account on such date (before giving effect to any deposit to, or withdrawal from, the cash collateral account made or to be made with respect to such date) and (b) the required cash collateral account amount for such payment date.
     “available finance charge collections” means, for any monthly period, the amounts to be treated as available finance charge collections as described in “Description of Series and Tranche Provisions — Available Finance Charge Collections” in this prospectus supplement.
     “available principal collections” means, for any monthly period, the amounts to be treated as principal collections as described in “Description of Series and Tranche Provisions — Available Principal Collections “ in this prospectus supplement.
     “base rate” means, for any monthly period, the per annum rate equal to the sum of (a) the servicing fee rate and (b) the weighted average interest rate.
     “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the sponsor, the owner trustee or the indenture trustee are located are authorized or obligated by law, executive order or governmental decree to be closed.
     “cash collateral account” means a segregated trust account with an eligible institution established and maintained by the servicer for the benefit of all classes of AdvantaSeries notes.

     “cash collateral account deficit” means the excess of the required cash collateral account amount over the available cash collateral account amount.
     “cash collateral account floor” means 1.00%, provided that the depositor may, from time to time, change such percentage upon (i) written notice to the indenture trustee and (ii) prior written confirmation from each rating agency then rating any class or tranche of the then outstanding notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.
     “Class A(2006-A1) note interest rate” means a rate of 5.15% per annum.
     “Class A(2006-A1) terms document” means the terms document between the issuing entity and the indenture trustee pursuant to which the Class A(2006-A1) notes will be issued.
     “Class A(2006-A2) note interest rate” means a rate of 0.02% per annum above one-month LIBOR as one-month LIBOR is determined on the related LIBOR determination date for each interest period.
     “Class A(2006-A2) terms document” means the terms document between the issuing entity and the indenture trustee pursuant to which the Class A(2006-A2) notes will be issued.
     “Class A required subordinated amount” means, for any date of determination that Class A notes are outstanding, an amount equal to the product of (a) 21.5805% (or 17.75 divided by 82.25) and (b) the aggregate adjusted outstanding principal balance of the Class A notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class A notes, the Class A required subordinated amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.
     “Class B required subordinated amount” means, for any date of determination that Class B notes are outstanding, an amount equal to the product of (a) 8.9918% (or 8.25 divided by 91.75) and (b) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class B notes, the Class B required subordinated amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.
     “Class C required subordinated amount” means, for any date of determination that Class C notes are outstanding, an amount equal to the product of (a) 3.6269% (or 3.50 divided by 96.50) and (b) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class C notes, the Class C required subordinated amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.

     “closing date” means, (i) for the Class A(2006-A1) notes and the Class A(2006-A2) notes, the date of issuance of those notes, which is expected to be on or about March 15, 2006 and any other date on which additional notes of such tranche are issued and (ii) for any other class or tranche, the date of initial issuance of such class or tranche and any other date on which additional notes of such class or tranche are issued.
     “Code” means the Internal Revenue Code of 1986.
     “coverage funding excess amount” means, with respect to any senior class or tranche for any date, after giving effect to all issuances, allocations, deposits and payments with respect to that date, the aggregate amounts on deposit in the principal funding sub-accounts of the notes of that class or tranche that are in excess of the aggregate amount required to be on deposit in those principal funding sub-accounts as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.
     “defaulted amount” means, for any monthly period, the total amount of principal receivables, other than ineligible receivables, in the issuing entity that were charged off for such monthly period.
     “determination date” means, unless otherwise specified in a terms document for a particular tranche, the third business day preceding the fifteenth day of each calendar month.
     “early amortization period” means, with respect to each tranche, the period that begins on the business day on which a pay out event with respect to that tranche is deemed to have occurred and ends on the earliest of (i) the payment in full of the outstanding principal balance of the notes of that tranche, or (ii) the final maturity date of that tranche.
     “eligible institution” means either:
•	a depository institution, including the owner trustee or the indenture trustee, that is organized under the laws of the United States or any one of the fifty states or the District of Columbia (or any domestic branch of a foreign bank) and which at all times (i) has FDIC deposit insurance and (ii) has either a long term unsecured debt rating as required in each indenture supplement or a certificate of deposit rating as required in each indenture supplement; or

•	any other institution the appointment of which would not result in the reduction or withdrawal by any rating agency of any of its then-existing ratings of any outstanding series, class or tranche.
If so qualified, the servicer may be considered an eligible institution.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “excess finance charge collections” means, with respect to any payment date, the amounts to be treated as excess finance charge collections as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement.

     “excess spread amount” means, with respect to any monthly period, the aggregate amount of available finance charge collections (excluding any withdrawals from the cash collateral account to cover any PFA earnings shortfalls for coverage funded amounts and any excess finance charge collections treated as available finance charge collections) minus the sum of the amounts, without duplication, specified in the first six bullet points under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement for the related payment date.
     “excess spread percentage” means, for any payment date, a percentage equal to the net portfolio yield for the preceding monthly period minus the base rate for the preceding monthly period.
     “expected final principal payment date” means,
     (i) for the Class A(2006-A1) notes, the date on which the Class A(2006-A1) noteholders are expected to receive payment of principal in full, which is November 20, 2007;
     (ii) for the Class A(2006-A2) notes, the date on which the Class A(2006-A2) noteholders are expected to receive payment of principal in full, which is February 20, 2009; and
     (iii) for each other class or tranche, the date specified in the related terms document.
     “final maturity date” means,
     (i) with respect to the Class A(2006-A1) notes, the fixed date on which the principal of such notes is due and payable, which is October 20, 2010;
     (ii) with respect to the Class A(2006-A2) notes, the fixed date on which the principal of such notes is due and payable, which is January 20, 2012; and
     (iii) with respect to any other class or tranche, the date specified in the related terms document.
     “finance charge shortfall” means, for the AdvantaSeries, for any payment date, the amount equal to any excess of (a) the full amount required to be paid, without duplication, as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, on such payment date, over (b) the available finance charge collections with respect to such payment date (excluding any portion thereof attributable to excess finance charge collections).
     “fixed investor percentage” means, for any monthly period, for AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is equal to the sum of the principal allocation amounts for all classes or tranches of AdvantaSeries notes as of the close of business of the last day of the preceding monthly period (or with respect to the first monthly period, as of the date of issuance of the first tranche of

AdvantaSeries notes), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the issuing entity as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the issuing entity as of the close of business on the date of issuance of the first tranche of AdvantaSeries notes) and (B) the principal amount on deposit in the excess funding account as of the close of business on such last day (or with respect to the first calendar month in the first monthly period, the date of issuance of the first tranche of AdvantaSeries notes) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all series for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries reset dates occur, the fixed investor percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries reset date and the denominator will be determined as of the opening of business on the related AdvantaSeries reset date after adjusting for the aggregate amount of any principal receivables added to or removed from the issuing entity on the related AdvantaSeries reset date, for the period from and after the date on which any such AdvantaSeries reset date occurs to but excluding the date, if any, on which another such AdvantaSeries reset date occurs or, if no other AdvantaSeries reset date occurs during that monthly period, to and including the last day of such monthly period.
     “floating allocation amount” means, for any date of determination during any monthly period, for any class or tranche of AdvantaSeries notes (exclusive of (x) any class or tranche for that monthly period which will be paid in full during that monthly period and (y) any class or tranche which will have an adjusted invested amount of zero during such monthly period), an amount equal to:
     (a) the adjusted invested amount of such class or tranche of AdvantaSeries notes as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period for any class or tranche of AdvantaSeries notes, the initial principal balance of such class or tranche, plus
     (b) the aggregate amount of any increase in the adjusted invested amount of any class or tranche of AdvantaSeries notes during the current monthly period due to (x) the issuance of additional notes of such class or tranche of AdvantaSeries notes during such monthly period or (y) the release of coverage funding excess amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during such monthly period) for such class or tranche of AdvantaSeries notes from the applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any tranche that is a variable principal funding tranche; minus
     (c) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche of AdvantaSeries notes that is a variable principal funding tranche.
     “floating investor percentage” means, for any monthly period, for AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is the sum of the floating allocation amounts as of the close of business on the last day of the preceding monthly period of all classes and tranches of AdvantaSeries notes for such monthly period (or with respect to the first monthly period, as of the closing date), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the issuing entity as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the issuing entity as of the close of business on the date of issuance of the first tranche of AdvantaSeries notes) plus (B) the principal amount on deposit in the excess funding account as of the close of business on such day (or with respect to the first calendar month in the first monthly period, as of the date of issuance of the first tranche of AdvantaSeries notes) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge and administrative receivables, defaulted amounts or principal receivables, as applicable, for all series for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries reset dates occur, the floating investor percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries reset date and the denominator will be determined as of the opening of business on the related AdvantaSeries reset date after adjusting for the aggregate amount of any principal receivables added to or removed from the issuing entity on the related AdvantaSeries reset date, for the period from and after the date on which any such AdvantaSeries reset date occurs but excluding the date, if any, on which another such AdvantaSeries reset date occurs or, if no other AdvantaSeries reset date occurs during such monthly period, to and including the last day of such monthly period.
     “foreclosure certificate” represents an undivided interest in the assets of the issuing entity in an amount equal to the adjusted invested amount of the tranche that has been accelerated, but before giving effect to (i) any amounts withdrawn from the spread account as described under “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Fourth, Withdrawal at Final Maturity Date” or “— Third, Withdrawal Prior to Final Maturity Date” in this prospectus supplement, (ii) any amounts withdrawn from the cash collateral account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date” or “— Fourth, Withdrawal Prior to Final Maturity Date” and (iii) any proceeds to be realized from an issuance of a foreclosure certificate.
     “GPMF” means Goodrich & Pennington Mortgage Fund, Inc.
     “interest payment date” means, with respect to any class or tranche, the scheduled due date of any required interest payment on those notes, which will be each payment date unless otherwise specified in the applicable terms document. The first interest payment date for the Class A(2006-A1) notes and the Class A(2006-A2) notes is April 20, 2006.
     “interest period” means, an interest accrual period with respect to any class or tranche, which is the period that begins on and includes an interest payment date and ends on and includes the day prior to the next interest payment date. With respect to the Class A(2006-A1) notes, interest accruing during each interest period will be calculated on the basis of a 360-day year and twelve 30-day interest periods and each interest period (except for the first interest period) will be deemed to be a period of 30 days. With respect to the Class A(2006-A2) notes, interest accruing during each interest period will be calculated on the basis of a 360-day year and the actual number of days in the interest period.

     “invested amount” means, as of any date of determination, an amount equal to (i) the sum of the initial principal balances of all tranches of outstanding AdvantaSeries notes, minus (ii) the amount of principal previously paid to the AdvantaSeries noteholders, minus (iii) the excess, if any, of (a) the aggregate amount of any investor charge-offs allocated to AdvantaSeries notes as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement and any available principal collections reallocated as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections “ in this prospectus supplement over (b) the reimbursements of any such amounts as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.
     “investor charge-offs” means, with respect to any payment date, the aggregate amount, if any, by which the AdvantaSeries defaulted amount, if any, for such payment date exceeds the sum of (i) the available finance charge collections for such payment date available after giving effect to the first five applications described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement plus (ii) the amounts withdrawn from the spread account to cover AdvantaSeries defaulted amounts as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement plus (iii) the amounts withdrawn from the cash collateral account to cover AdvantaSeries defaulted amounts as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.
     “investor percentage” means, for any monthly period, (a) with respect to defaulted amounts and finance charge and administrative receivables, the floating investor percentage and (b) with respect to principal receivables, the fixed investor percentage.
     “LIBOR determination date” means the day on which the indenture trustee will determine one-month LIBOR for each interest period, which is the day two London business days before the related interest period commences. For the Class A(2006-A2) notes, for the first interest period, the indenture trustee will determine one-month LIBOR for the period from and including the closing date to but excluding March 20, 2006, on March 13, 2006, and for the period from and including March 20, 2006 to but excluding April 20, 2006, on March 16, 2006.
     “London business day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.
     “monthly period” means the period from and including the first day of a calendar month to and including the last day of that calendar month.
     “monthly servicing fee” means (A) the share of the servicing fee allocable to the AdvantaSeries for any payment date equal to one twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that monthly period and (B) for the first payment date after the issuance of the Class A(2006-A1) notes and the Class A(2006-A2) notes, with respect to only the Class A(2006-A1) notes and the Class A(2006-A2) notes, $400,000.
     “negative carry reserve percentage” means 0.50%; provided that the depositor may, from time to time, change that percentage upon (i) written notice to the indenture trustee and (ii) prior written confirmation from each rating agency then rating any class or tranche of the notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.
     “net portfolio yield” means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction: (a) the numerator of which is equal to the sum of (i) the floating investor percentage for that monthly period of collections of finance charge and administrative receivables deposited in the collection account for that monthly period, plus (ii) if specified in a terms document, payments received under derivative agreements for interest, and any other amounts specified in the AdvantaSeries indenture supplement or any terms document, in each case relating to that monthly period, minus, the AdvantaSeries defaulted amount for that monthly period, each sum to be calculated on a cash basis; and (b) the denominator of which is the weighted average floating allocation amount for that monthly period, multiplied by 12.
     “offered notes” means the Class A(2006-A1) notes and the Class A(2006-A2) notes that are offered by this prospectus supplement and the prospectus.
     “one-month index maturity” means a maturity of one month commencing on the related LIBOR determination date.
     “one-month LIBOR” means, for any LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a one-month index maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the one-month index maturity and in an amount of not less than U.S. $1,000,000, are offered by three major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having the one-month index maturity and in an amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected are not quoting as mentioned in this sentence, one-month LIBOR in effect for the applicable interest period will be one-month LIBOR that was in effect for the previous interest period.
     “parties in interest” means persons (referred to as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code) who have specified relationships to a plan or its plan assets.

     “pay out events” means, collectively, AdvantaSeries pay out events and trust pay out events.
     “payment date” means, for the Class A(2006-A1) notes and the Class A(2006-A2) notes, April 20, 2006 and the twentieth day of each following month. If the twentieth day is not a business day, then the payment date will be the following business day.
     “PFA earnings” means, with respect to any payment date, the investment earnings on funds in the principal funding account (net of investment expenses and losses) during the period from and including the immediately preceding payment date to but excluding such payment date.
     “PFA earnings target” means, for any payment date, the product of (i) the aggregate amount on deposit in the principal funding sub-accounts for all tranches, multiplied by (ii) the weighted average interest rate of the outstanding notes of all tranches, multiplied by (iii) a fraction, the numerator of which is the actual number of days from and including the previous payment date through the day preceding such payment date and the denominator of which is 360.
     “plan asset regulation” means United States Department of Labor Regulation Section 2510.3 101.
     “plans” means employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code.
     “portfolio decline event” means, if the aggregate amount of principal receivables in the issuing entity as of close of business on the last day of the preceding monthly period is less than either (i) 75% of the highest aggregate amount of principal receivables in the trust portfolio during the last two years, or (ii) 50% of the highest aggregate amount of principal receivables in the trust portfolio during the last four years. Once a portfolio decline event occurs, it will continue until six consecutive months have elapsed during which the conditions which gave rise to the portfolio decline event no longer exist.
     “principal allocation amount” means, for any date of determination during any monthly period, for AdvantaSeries notes (exclusive of (x) any class or tranche for that monthly period which will be paid in full during that monthly period and (y) any class or tranche which will have an adjusted invested amount of zero during such monthly period),
     (a) for all classes or tranches in an accumulation period, the adjusted invested amount of that class or tranche as of the close of business on the last day of the preceding monthly period prior to the commencement of the most recent accumulation period for that class or tranche;
     (b) for all classes or tranches of AdvantaSeries notes in an early amortization period, the adjusted invested amount of that class or tranche as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) prior to the commencement of the early amortization period for such class or tranche;
     (c) for all classes or tranches in a revolving period, the adjusted invested amount of such class or tranche as of the close of business on the last day of the preceding monthly period; and
     (d) for all other classes or tranches of outstanding AdvantaSeries notes, unless otherwise specified in the related terms document, an amount equal to:
     (i) the adjusted invested amount of such classes or tranches, as of the close of business on the last day of the immediately preceding monthly period, or with respect to the first monthly period for any class or tranche, the initial principal balance of such class or tranche, plus
     (ii) the aggregate amount of any increase in the adjusted invested amount of such class or tranche during the current monthly period due to (x) the issuance of additional notes of such class or tranche during such monthly period (without duplication of any amount included in clause (i) above) or (y) the release of coverage funding excess amounts (other than amounts that were deposited into the applicable principal funding sub-account for such class or tranche during that monthly period) for such class or tranche from the principal funding account or applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any class or tranche that is a variable principal funding tranche; minus
     (iii) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche that is a variable principal funding tranche;
provided, however, that if after the commencement of an accumulation period for a tranche, another tranche that was designated in or under the terms document therefor as a paired tranche with respect to the first tranche, the administrator, on behalf of the issuing entity, may, by written notice delivered to the indenture trustee, designate an amount, referred to as the “paired amount,” to be subtracted from the amount calculated pursuant to clause (a) or (b) above for the second tranche, provided that the issuing entity shall have received written notice from each rating agency that such designation will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class and shall have delivered copies of each such written notice to the indenture trustee and the issuing entity shall have delivered to the indenture trustee an officer’s certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of the issuing entity, such designation will not have an adverse effect with respect to any outstanding notes.
     “principal payment date” means, with respect to any class or tranche, its expected final principal payment date, or upon the occurrence of a pay out event, or other optional or mandatory redemption of such class or tranche, each payment date.
     “principal shortfalls” means shortfalls in available principal collections for series in group one, if any, which have not been covered out of the available principal collections allocable to that series.

     “PTCE” means a United States Department of Labor Prohibited Transaction Class Exemption.
     “quarterly excess spread percentage” means for each payment date the percentage equivalent of a fraction the numerator of which is the sum of the excess spread percentages for the then-current payment date and the immediately preceding two payment dates and the denominator of which is three.
     “record date” means, for any class or tranche of AdvantaSeries notes, the business day immediately preceding a payment date or such other date specified in the related terms document.
     “recoveries” means all of the recoveries that are reasonably estimated by the servicer and/or the depositor to be from receivables in charged-off accounts designated to the issuing entity, including amounts received by the depositor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in charged-off accounts.
     “relevant persons” means all such persons of a kind described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or a person to whom this prospectus supplement and the prospectus or any other such communication may otherwise lawfully be issued or passed on.
     “required accumulation factor number” is equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the accounts designated to the issuing entity, expressed as a decimal, for the twelve months preceding the date of that calculation. However, this definition may be changed at any time if each rating agency rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then existing rating of any outstanding series, class or tranche.
     “required cash collateral account amount” means on any date of determination the sum of:
     (i) the product of (a) 2.25% and (b) the adjusted outstanding principal balance of AdvantaSeries notes on that date of determination; plus
     (ii) the product of (a) the negative carry reserve percentage and (b) the amount of funds on deposit in the principal funding sub-accounts, provided, however, that after the occurrence and during the continuation of a portfolio decline event the amount in clause (a) will be the sum of the negative carry reserve percentage and the cash collateral account floor, for amounts deposited into the principal funding sub-accounts during the portfolio decline event.
     However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects all AdvantaSeries notes, the required cash collateral account amount will be the amount determined above for the date immediately prior to the date on which the pay out event shall have occurred. In no event will the required cash collateral account amount exceed the outstanding principal balance of the outstanding AdvantaSeries notes.

     “required excess spread amount” means, with respect to any monthly period, an amount equal to zero. However, the depositor may, from time to time, change that amount (which will never be less than zero) upon (i) written notice to the indenture trustee and (ii) if each rating agency then rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then existing rating of any outstanding class or tranche.
     “required spread account amount” means for any date of determination, the product of (i) the required spread account percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches of AdvantaSeries notes as of the preceding day. However, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account; provided, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes, the required spread account amount for any payment date will be equal to the sum of (a) the amount on deposit in the spread account on such payment date plus (b) available finance charge collections and excess finance charge collections for such payment date available immediately after the funding of the cash collateral account as described in the eighth bullet point of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; provided further, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes that does not result in an acceleration described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the prospectus, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.
     “required spread account percentage” means, with respect to any payment date, (i) 0.00%, if the quarterly excess spread percentage on such payment date is greater than or equal to 4.50%, (ii) 1.00%, if the quarterly excess spread percentage on such payment date is less than 4.50% and greater than or equal to 4.00%, (iii) 2.00%, if the quarterly excess spread percentage on such payment date is less than 4.00% and greater than or equal to 3.50%; (iv) 2.50%, if the quarterly excess spread percentage on such payment date is less than 3.50% and greater than or equal to 3.00%, (v) 3.00%, if the quarterly excess spread percentage on such payment date is less than 3.00% and greater than or equal to 2.00%, (vi) 4.00%, if the quarterly excess spread percentage is less than 2.00% and greater than 0.00%, and (vii) 17.75%, if the quarterly excess spread percentage is 0.00% or less; provided, however, if the required spread account percentage for any payment date is higher than the required spread account percentage for the immediately preceding payment date, the required spread account percentage will not be subsequently decreased to a lower percentage until the first payment date on which the quarterly excess spread percentage for each of the three immediately preceding monthly periods has increased to a level above the then-current required spread account percentage, in which case the required spread account percentage shall be decreased to the appropriate percentage specified in clauses (i) through (vii) above; and provided further, that if a pay out event with respect to all AdvantaSeries notes has occurred (other than a pay out event resulting from the occurrence of an event of default with respect to all AdvantaSeries notes), the required spread account percentage shall be 17.75% and will no longer be subject to reduction. However, the required spread account percentage may be a lower amount designated by the depositor, if the depositor provides the servicer and the indenture trustee with written confirmation from each rating agency rating a class or tranche of outstanding AdvantaSeries notes that such designation will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.
     “servicing fee rate” means 2.0% per annum, as may be adjusted from time to time as described in “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.
     “shared principal collections” means, with respect to any payment date, the amounts to be treated as shared principal collections as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.
     “Similar Law” means state or local laws substantially similar to ERISA or Section 4975 of the Code.
     “spread account” means a segregated trust account with an eligible institution established and maintained by the servicer for the benefit of all classes of AdvantaSeries notes.
     “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.
     “terms document” means for any class or tranche of AdvantaSeries notes, a supplement to the AdvantaSeries indenture supplement that establishes that class or tranche and specifies its terms.
     “trust pay out event” means any of the following trust pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.
     “trust portfolio” means the receivables conveyed to the issuing entity that arose in accounts selected from the Advanta Business Card Portfolio at the time the issuing entity was established, and have arisen in additional accounts selected and designated to the issuing entity since that time, on the basis of criteria described in the transfer and servicing agreement.
     “underwriters” means, for the Class A(2006-A1) notes and the Class A(2006-A2) notes, collectively, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lazard Capital Markets LLC.
     “underwriting agreement” means the underwriting agreement, dated March 7, 2006, relating to the Class A(2006-A1) notes and the Class A(2006-A2) notes, among the depositor, the sponsor and the applicable underwriters.
     “weighted average floating allocation amount” means, with respect to any monthly period, the sum of the numerators used in the calculation of the floating investor percentage for each day in that monthly period divided by the number of days in such monthly period.
     “weighted average interest rate” means, for any monthly period, the weighted average (based on the outstanding principal balance of the related notes) of the following:

     (i) in the case of a tranche with no derivative agreement for interest, the rate of interest applicable to that tranche for the period from and including the payment date for that tranche in that monthly period to but excluding the payment date for that tranche in the following monthly period;
     (ii) in the case of a tranche with a performing derivative agreement for interest, the rate at which payments by the issuing entity to the applicable derivative counterparty accrue (prior to the netting of such payments, if applicable) for the period from and including the payment date for that tranche in that monthly period to but excluding the payment date for that tranche in the following monthly period. However, in the case of a tranche with a performing derivative agreement for interest for which the rating on that tranche is not dependent upon the rating of the applicable derivative counterparty, the amount determined pursuant to this clause (ii) will be the higher of (1) the rate determined pursuant to this clause (ii) above and (2) the rate of interest applicable to that tranche for the related payment date; and
     (iii) in the case of a tranche with a non-performing derivative agreement for interest, the rate specified for that date in the related terms document.

Annex I
Advanta Business Card Master Trust
Series, Classes and Tranches
     The description below sets forth the principal characteristics of the series, classes and tranches issued or expected to be issued by the issuing entity that are currently or expected to be outstanding, all of which are in group one. For more specific information with respect to any series, class or tranche, any prospective investor should contact Advanta Bank Corp., Treasury Department at (801) 523-0858, facsimile (801) 523-2920. Advanta Bank Corp. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any outstanding previous publicly-issued series, class or tranche.
     The information provided in this Annex I is an integral part of the prospectus supplement.
AdvantaSeries (1)

		Adjusted		Expected Final
		Invested	Note Interest	Principal Payment	Final Maturity
Class A	Closing Date	Amount	Rate	Date	Date
Class A(2005-A1)	May 24, 2005	$250,000,000	one-month	May 20, 2008	April 20, 2011
			LIBOR plus
			0.07%
Class A(2005-A2)	July 7, 2005	$225,000,000	one-month	June 21, 2010	May 20, 2013
			LIBOR plus
			0.13%
Class A(2005-A3)	October 26, 2005	$250,000,000	4.70% per annum	November 20, 2008	October 20, 2011
Class A(2005-A4)	December 6, 2005	$150,000,000	4.75% per annum	February 20, 2008	January 20, 2011
Class A(2005-A5)	December 6, 2005	$200,000,000	one-month	May 20, 2009	April 20, 2012
			LIBOR plus
			0.06%
Class A(2006-A1) (2)	March 15, 2006	$200,000,000	5.15% per annum	November 20, 2007	October 20, 2010
Class A(2006-A2) (2)	March 15, 2006	$250,000,000	one-month	February 20, 2009	January 20, 2012
			LIBOR plus
			0.02%

		Adjusted		Expected Final
		Invested	Note Interest	Principal Payment	Final Maturity
Class B	Closing Date	Amount	Rate	Date	Date
Class B(2005-B1)	April 21, 2005	$100,000,000	one-month LIBOR	March 22, 2010	February 20, 2014
			plus 0.38%
Class B(2006-B1)	January 5, 2006	$100,000,000	not to exceed	August 20, 2009	July 20, 2012
			one-month LIBOR
			plus 0.35%

		Adjusted		Expected Final
		Invested	Note Interest	Principal Payment	Final Maturity
Class C	Closing Date	Amount	Rate	Date	Date
Class C(2004-C1)	November 10, 2004	$100,000,000	one-month LIBOR	October 20, 2009	September 20, 2013
			plus 1.05%
Class C(2005-C1)	September 21, 2005	$100,000,000	one-month LIBOR	September 22, 2008	August 22, 2011
			plus 0.51%

		Adjusted		Expected Final
		Invested	Note Interest	Principal Payment	Final Maturity
Class D3	Closing Date	Amount	Rate	Date	Date
Class D(2004-D1)	November 10, 2004	$10,000,000	not to exceed	October 20, 2009	September 20, 2013
			one-month LIBOR
			plus 5.00%
Class D(2005-D1)	May 24, 2005	$20,000,000	not to exceed	June 20, 2008	May 20, 2011
			one-month LIBOR
			plus 2.00%
Class D(2005-D2)	October 26, 2005	$25,000,000	not to exceed	April 20, 2009	March 20, 2012
			one-month LIBOR
			plus 2.00%
Class D(2006-D1)(2)	March 15, 2006	$15,000,000	not to exceed	February 22, 2011	January 21, 2014
			one-month LIBOR
			plus 2.40%

(1)	The AdvantaSeries notes are a part of group one.

(2)	Expected issuance.

(3)	If the Class D notes are held by the depositor or an affiliate of the depositor, the Class D terms document for that tranche allows the depositor to change the Class D note interest rate specified in the Class D terms document with the prior written consent of each rating agency rating any outstanding AdvantaSeries notes, and without the prior consent of any noteholder.

Series 1997-A*

Current Class A invested amount	$173,643,411**

Class A purchase limit	$173,643,411

Class A note interest rate	Commercial Paper Index

Current Class B invested amount	$26,356,589**

Class B purchase limit	$ 26,356,589

Class B note interest rate	Floating Rate

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes

Enhancement for the Class B notes	subordination of Class C notes and cash collateral account

Series 1997-A termination date	June 13, 2006, subject to extension

Initial series closing date	August 18, 2000

Group designation	group one

*	The Series 1997-A notes are variable funding notes, the Class A note and the Class B note of which were issued to a commercial paper conduit; the facility was assigned and the Class A Purchase Limit and the Class B Purchase Limit were reduced in June 2005. The Class A invested amount and the Class B invested amount may be increased from time to time up to the Class A Purchase Limit for the Class A note and the Class B Purchase Limit for the Class B note.

**	As of February 28, 2006. A portion of the net proceeds of the sale of the AdvantaSeries Class A(2006-A1) notes and the Class A(2006-A2) notes will be used to satisfy the tender of the outstanding principal amount of the Series 1997-A Class A notes and Class B notes.

Series 2001-A

Initial Class A invested amount	$240,000,000

Current Class A invested amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.30% per annum

Initial Class B invested amount	$ 28,500,000

Current Class B invested amount	$ 28,500,000

Class B note interest rate	one-month LIBOR plus 0.85% per annum

Initial Class C invested amount	$ 21,000,000

Current Class C invested amount	$ 21,000,000

Class C note interest rate	one-month LIBOR plus 1.55% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes, Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared cash collateral account

Scheduled end of revolving period	July 31, 2007

Expected final principal payment date	April 21, 2008

Series 2001-A final maturity date	October 20, 2010

Series closing date	April 17, 2001

Group designation	group one

Series 2003-B

Initial Class A invested amount	$240,000,000

Current Class A invested amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.35% per annum

Initial Class B invested amount	$ 27,750,000

Current Class B invested amount	$ 27,750,000

Class B note interest rate	one-month LIBOR plus 1.65% per annum

Initial Class C invested amount	$ 21,750,000

Current Class C invested amount	$ 21,750,000

Class C note interest rate	one-month LIBOR plus 4.10% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes, Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared cash collateral account

Scheduled end of revolving period	September 30, 2005*

Expected final principal payment date	June 20, 2006

Series 2003-B final maturity date	December 22, 2008

Series closing date	June 20, 2003

Group designation	group one

*	The revolving period has been extended. The controlled accumulation period is expected to begin at the close of business on March 31, 2006. The reserve account began funding on the February 2006 Payment Date.

Series 2003-D

Initial Class A invested amount	$320,000,000

Current Class A invested amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.27% per annum

Initial Class B invested amount	$ 37,000,000

Current Class B invested amount	$ 37,000,000

Class B note interest rate	one-month LIBOR plus 1.15% per annum

Initial Class C invested amount	$ 29,000,000

Current Class C invested amount	$ 29,000,000

Class C note interest rate	one-month LIBOR plus 2.90% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes, Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared cash collateral account

Scheduled end of revolving period	February 28, 2006*

Expected final principal payment date	November 20, 2006

Series 2003-D final maturity date	October 20, 2009

Series closing date	December 4, 2003

Group designation	group one

*	The revolving period has been extended. The controlled accumulation period is expected to begin at the close of business on August 31, 2006. The reserve account is expected to begin funding on the July 2006 payment date.

Annex II
Static Pool Information
     The following tables set forth information on the entire Advanta Business Card Portfolio (the “managed portfolio”) performance by vintage origination year. The information presented below with respect to periods prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the prospectus or any related registration statement.
     As demonstrated in the table below, most of accounts in the managed portfolio have been, and are expected to be, designated to the trust portfolio, making the static pool information presented below representative of the receivables included in the trust portfolio.
     There can be no assurance that the trust portfolio as a percent of the managed portfolio in the future will be similar to the historical experience set forth below.
     The following table indicates the portion of the managed portfolio that has been designated to the trust portfolio as of the points in time shown.
Advanta Trust Portfolio vs. Advanta Managed Portfolio
Ending Receivables

	As of December 31,
Portfolio	2005	2004	2003	2002	2001
Trust Portfolio(1)	$3,637,593	$3,223,773	$2,861,546	$2,502,104	$2,023,070
Managed Portfolio(1)	$3,759,869	$3,294,630	$2,981,787	$2,594,230	$2,042,974

Trust Portfolio as a % of Managed Portfolio	96.75%	97.85%	95.97%	96.45%	99.03%

(1)	Dollars in thousands
     Static pool data regarding delinquency rates, gross loss rates, monthly payment rates, most recent FICO scores and revenue experience is presented in the following tables. Relationships are assigned to vintages based on the calendar year in which the relationship began. Once a relationship is assigned to a vintage, it remains in that vintage. For example, if a cardholder loses their card and a new card is issued, that new account is not moved into a different vintage based on the date the card is reissued.

AII-1

     All relationships have been assigned to one of the following vintages: pre-2001 originations, 2001 originations, 2002 originations, 2003 originations, 2004 originations, and 2005 originations. The pre-2001 origination vintage includes relationships originated from 1994 through the end of 2000.
     In many of the calculations underlying the information in the following tables, average receivables balance is used as a denominator. Average receivables balance for each full year presented is calculated as the twelve month average of each month’s beginning and ending receivables balance divided by two. For periods where a full year of information is not presented, the number of months that have elapsed will be used in calculating the average receivables balance.

AII-2

Delinquency Rates
     The delinquency rates set forth below are calculated by taking the sum of all receivables for each vintage that are thirty or more days contractually delinquent as of the stated point in time divided by the ending receivable balance for each vintage for the same point in time.
     There can be no assurance that the delinquency experience, in total or for each origination vintage, in the future will be similar to the historical delinquency experience set forth below.
Advanta Managed Portfolio
30+ Days Delinquency Rate

	As of December 31,
	2005	2004	2003	2002	2001
Managed Portfolio
Total Receivables(1)	$3,759,869	$3,294,630	$2,981,787	$2,594,230	$2,042,974

Annual Vintage
2005 Originations	0.53%	—	—	—	—
2004 Originations	2.55%	0.75%	—	—	—
2003 Originations	2.72%	2.62%	0.97%	—	—
2002 Originations	3.73%	4.01%	4.11%	1.42%	—
2001 Originations	4.26%	5.78%	7.48%	6.54%	3.11%
Pre-2001 Originations	4.68%	5.57%	7.93%	7.79%	7.38%

Total 30+ Days Delinquency Rate	2.96%	4.12%	5.82%	6.15%	6.66%

(1)	Dollars in thousands. Total Receivables consists of all amounts due from cardholders as posted to the accounts as of the date shown, including principal receivables and finance charge and administrative receivables.

AII-3

AII-4

Advanta Managed Portfolio
Pre-2001 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	1.41%	1.51%	2.22%	2.11%	2.05%
60 to 89 days	1.19%	1.42%	1.74%	1.67%	1.65%
90 to 119 days	0.82%	1.06%	1.56%	1.46%	1.34%
120 to 149 days	0.61%	0.85%	1.20%	1.23%	1.18%
150 to 179 days	0.65%	0.73%	1.21%	1.32%	1.14%
180+ days	0.00%	0.00%	0.00%	0.00%	0.02%

Total 30+ Days Delinquent	4.68%	5.57%	7.93%	7.79%	7.38%

AII-5

Advanta Managed Portfolio
2001 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	1.12%	1.50%	2.02%	1.90%	1.13%
60 to 89 days	1.08%	1.36%	1.56%	1.32%	0.70%
90 to 119 days	0.87%	1.16%	1.37%	1.27%	0.55%
120 to 149 days	0.63%	0.90%	1.27%	1.06%	0.40%
150 to 179 days	0.56%	0.86%	1.26%	0.99%	0.33%
180+ days	0.00%	0.00%	0.00%	0.00%	0.00%

Total 30+ Days Delinquent	4.26%	5.78%	7.48%	6.54%	3.11%

AII-6

Advanta Managed Portfolio
2002 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.97%	1.02%	1.07%	0.49%	—
60 to 89 days	0.94%	1.01%	0.91%	0.31%	—
90 to 119 days	0.72%	0.71%	0.76%	0.27%	—
120 to 149 days	0.56%	0.67%	0.68%	0.21%	—
150 to 179 days	0.54%	0.60%	0.69%	0.14%	—
180+ days	0.00%	0.00%	0.00%	0.00%	—

Total 30+ Days Delinquent	3.73%	4.01%	4.11%	1.42%	—

AII-7

Advanta Managed Portfolio
2003 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.72%	0.70%	0.40%	—	—
60 to 89 days	0.63%	0.68%	0.17%	—	—
90 to 119 days	0.54%	0.48%	0.17%	—	—
120 to 149 days	0.42%	0.41%	0.12%	—	—
150 to 179 days	0.41%	0.35%	0.11%	—	—
180+ days	0.00%	0.00%	0.00%	—	—

Total 30+ Days Delinquent	2.72%	2.62%	0.97%	—	—

AII-8

Advanta Managed Portfolio
2004 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.76%	0.24%	—	—	—
60 to 89 days	0.63%	0.18%	—	—	—
90 to 119 days	0.49%	0.13%	—	—	—
120 to 149 days	0.37%	0.12%	—	—	—
150 to 179 days	0.30%	0.08%	—	—	—
180+ days	0.00%	0.00%	—	—	—

Total 30+ Days Delinquent	2.55%	0.75%	—	—	—

AII-9

Advanta Managed Portfolio
2005 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.21%	—	—	—	—
60 to 89 days	0.13%	—	—	—	—
90 to 119 days	0.09%	—	—	—	—
120 to 149 days	0.06%	—	—	—	—
150 to 179 days	0.04%	—	—	—	—
180+ days	0.00%	—	—	—	—

Total 30+ Days Delinquent	0.53%	—	—	—	—

AII-10

Annual Gross Loss Rates
     The annual gross loss rates set forth below reflect all amounts charged-off as uncollectible, including principal receivables and finance charge and administrative receivables, excluding fraud. The loss rates in the table “Trust Portfolio-Loss Experience” in the prospectus supplement reflects only the amount of principal receivables charged-off as uncollectible, net of fraud.
     The annual gross loss rate is calculated by adding the amounts charged-off as uncollectible during the specified period for all relationships assigned to a particular vintage and dividing that sum by the average receivables balance for that vintage as of the periods shown. Net losses is calculated by adding the amounts charged-off as uncollectible less all amounts of finance charge and administrative receivables charged-off as uncollectible less the amount of recoveries received during the specified period for all relationships assigned to a particular vintage and dividing that sum by the average receivables balance (calculated as the average of the daily average receivables balance) for that vintage as of the periods shown.
     There can be no assurance that the loss experience, in total or for each origination vintage, in the future will be similar to the historical loss experience set forth below.

AII-11

Advanta Managed Portfolio
Annual Loss Experience

	Year Ended December 31,
Annual Vintage	2005	2004	2003	2002	2001
2005 Originations	0.72%	—	—	—	—
2004 Originations	3.68%	0.48%	—	—	—
2003 Originations	6.94%	3.17%	0.56%	—	—
2002 Originations	9.46%	8.73%	5.02%	0.86%	—
2001 Originations	11.88%	13.28%	14.66%	9.21%	1.32%
Pre-2001 Originations	10.30%	12.26%	13.66%	13.00%	10.29%

Gross Losses for Total Managed Portfolio	7.78%	9.21%	10.66%	11.18%	9.51%

Net Losses	5.71%	6.66%	7.90%	8.80%	7.67%

AII-12

AII-13

Average Monthly Payment Rates
     The average monthly payment rates set forth below are calculated by dividing the sum of the total amount of payments received in each year for a particular vintage by twelve, and then dividing that number by the average receivables balance for that vintage as of the same point in time. Unless otherwise noted the calculations are based on the amount of payments received during the relevant calendar period.
     There can be no assurance that the payment experience, in total or for each origination vintage, in the future will be similar to the historical payment experience set forth below.

AII-14

Advanta Managed Portfolio
Average Monthly Payment Rates

	Year Ended December 31,
Annual Vintage	2005	2004	2003	2002	2001(1)
2005 Originations	15.59%	—	—	—	—
2004 Originations	24.61%	18.40%	—	—	—
2003 Originations	29.70%	25.77%	21.90%	—	—
2002 Originations	27.49%	26.18%	25.52%	23.59%	—
2001 Originations	26.11%	24.10%	23.62%	26.01%	28.71%
Pre-2001 Originations	20.05%	18.50%	17.85%	17.69%	18.05%

Total Managed Portfolio	23.18%	21.90%	20.79%	19.74%	18.98%

(1)	For the year 2001, the calculation is based on the amount of payments received by each cycle end, not month end.

AII-15

AII-16

Most Recent FICO Score
     The FICO® * Score table set forth below presents the distribution of the most recent FICO scores of the signing individuals for all relationships in the managed portfolio. The sponsor believes that the FICO score is one of many indicators of the current credit quality of the signing individual who opened the relationship and who is jointly and severally liable with the business, when applicable, for the repayment of outstanding receivables. See “The Trust Portfolio-FICO Scores” in the prospectus supplement for additional information with respect to the sponsor’s use of FICO scores.
     The sponsor refreshes the FICO score approximately eight times a year for the signing individual of a relationship. The table below presents the most recent refreshed and valid FICO score contained in the sponsor’s data warehouse.
     In 2005, the sponsor originated certain relationships where the signing individual had a FICO score at the time of origination between 630 and 660. The receivables generated from these relationships are currently owned by Advanta Corp., not the sponsor, and have not been, nor is it currently intended that they will be, added to the trust portfolio.
     FICO scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of available credit and changes in the credit score technology used by Fair, Isaac & Company.
     There can be no assurance that the distribution of most recent FICO scores, in total or for each origination vintage, in the future will be similar to the distribution set forth below.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company

AII-17

Advanta Managed Portfolio
Distribution of Most Recent FICO Score
As of December 31, 2005

Most Recent		2005	2004	2003	2002	2001	Pre 2001
FICO Score	Total	Originations	Originations	Originations	Originations	Originations	Originations

No FICO Score	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Less than 600	5.79%	1.01%	4.24%	4.85%	6.78%	8.52%	9.82%
600 - 660	12.75%	7.60%	12.80%	12.05%	13.67%	15.67%	16.43%
661 - 719	36.85%	37.93%	37.25%	34.68%	36.13%	37.24%	36.74%
720 and Higher	44.61%	53.46%	45.71%	48.42%	43.42%	38.57%	37.01%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
This distribution is based on receivables balance.

AII-18

Revenue Experience
     The revenue experience table set forth below is intended to represent the trends in revenue billed on our credit card accounts and payable by the obligors. The yield is calculated by adding revenue during the specified period for all relationships assigned to a particular vintage and dividing that sum by the average receivables balance for that vintage as of the periods shown. For the purposes of this table, revenue includes finance charges, over limit fees, late fees and cash advance fees unless otherwise noted. This table does not include other revenue generated by cardholders’ activity such as interchange and certain other miscellaneous fees. Vintage information related to interchange and certain fees is not readily available and cannot be obtained without unreasonable expense or effort. The sponsor does not believe that the information about other miscellaneous fees would impact the trends shown in this table.
     For additional information regarding the amount of interchange revenue generated by the receivables of the trust portfolio, see “The Trust Portfolio-Revenue from Finance Charge and Administrative Receivables” in the prospectus supplement.
     The data used in the revenue experience table below is derived from the information that is used to bill cardholders, and represents revenue on an as-billed basis. Because it is cycle end data, it may vary, in some instances, from the information derived from month end data that is produced in other transaction processing system reports. The sponsor does not believe that the variances impact the trends shown in the table. The revenue information in “The Trust Portfolio-Revenue from Finance Charge and Administrative Receivables” in the prospectus supplement, presents revenue calculated on an as-collected basis and represents revenue recognized when it is received.
     There can be no assurance that the revenue experience in the future, in total or for each origination vintage, will be similar to the historical revenue experience set forth below.

AII-19

Advanta Managed Portfolio
Revenue Experience

	Year Ended December 31,
Annual Vintage	2005	2004	2003	2002(1)	2001(1)
2005 Originations	4.87%	—	—	—	—
2004 Originations	11.17%	4.58%	—	—	—
2003 Originations	14.64%	9.47%	5.24%	—	—
2002 Originations	16.97%	16.18%	11.78%	8.04%	—
2001 Originations	20.95%	21.42%	21.40%	20.04%	15.86%
Pre-2001 Originations	21.40%	21.99%	22.52%	22.28%	22.18%

Total Managed Portfolio	16.30%	17.26%	18.33%	20.55%	21.64%

(1)	Does not include cash advance fees.
As of December 31, 2005 the managed portfolio yield from interchange was 4.70%.

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PROSPECTUS SUPPLEMENT
Advanta Business Card Master Trust
Issuing Entity
Advanta Business Receivables Corp.
Depositor
Advanta Bank Corp.
Sponsor and Servicer
AdvantaSeries
$200,000,000 Class A(2006-A1) Asset Backed Notes
$250,000,000 Class A(2006-A2) Asset Backed Notes

Deutsche Bank Securities		Merrill Lynch & Co.

Lazard Capital Markets
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.
We are not offering the notes in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus supplement and the prospectus at any date other than the dates stated on their respective covers.
Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until June 5, 2006. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.